Exhibit 10.1

PURCHASE AGREEMENT

dated as of July 22, 2008

by and among

STONECO H, INC.,

CROSS COUNTRY HEALTHCARE, INC.,

MDA HOLDINGS, INC.,

MEDICAL DOCTOR ASSOCIATES, INC.,

ALLIED HEALTH GROUP, INC.,

CREDENT VERIFICATION AND LICENSING SERVICES, INC.,

JAMESTOWN INDEMNITY, LTD.,

and

MDA EMPLOYEE STOCK OWNERSHIP AND 401(k) PLAN ESOP COMPONENT TRUST

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of July 22, 2008, by and among StoneCo H, Inc., a Delaware corporation (“Buyer”), Cross Country Healthcare, Inc., solely with respect to its obligations under Section 7.21 hereof (“Cross Country”), MDA Holdings, Inc., a Georgia corporation (“Holdings”),  Medical Doctor Associates, Inc., a Georgia corporation (“MDA”), Allied Health Group, Inc., a Georgia corporation (“Allied”), Credent Verification and Licensing Services, Inc., a Georgia corporation (“CVL” and together with Holdings, MDA and Allied, the “Operating Companies”), and Jamestown Indemnity, Ltd., a Cayman Islands corporation (“Jamestown” and together with Holdings, MDA, Allied and CVL, collectively the “Companies” and individually, the “Company”), and MDA Employee Stock Ownership and 401(k) Plan – ESOP Component Trust (the “ESOP Trust”) by First Bankers Trust Services, Inc., not in its individual or corporate capacity but solely as trustee of the ESOP Trust (the “ESOP Trustee”).

WHEREAS, MDA is in the locum tenens and permanent placement businesses; Allied is in the business of staffing allied healthcare professionals; CVL is in the credentialing business; and Jamestown is an insurance company doing business solely outside of the United States (collectively, the “Business”); and

WHEREAS, Buyer desires to acquire the Business and the Operating Companies (as hereinafter defined) desire to sell the Business; and

WHEREAS, in furtherance thereof, Buyer will acquire (i) certain of the assets and assume certain of the liabilities of the Operating Companies, and (ii) all of the issued and outstanding shares of capital stock of Jamestown (the “Shares”).

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND MUTUAL AGREEMENTS HEREINAFTER CONTAINED, AND OF OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS

The terms defined in this ARTICLE I, whenever used herein (including, without limitation, the Exhibits and Schedules hereto), shall have the following meanings for all purposes of this Agreement:

“401(k) Component” means the portion of the ESOP designated as the 401(k) Component in the ESOP document.

“2008 Earn-Out Payment” has the meaning set forth in Section 3.2 hereof.

“2009 Earn-Out Payment” has the meaning set forth in Section 3.2 hereof.

“Additional Net Operating Working Capital Adjustment” has the meaning set forth in Section 3.1(e) hereof.

“Adjusted EBITDA” means the audited EBITDA of the Business for the applicable 12-month period ended December 31st (determined in accordance with GAAP and adjusted as provided on Exhibit A attached hereto).

“Affiliate” of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

“Agreement” means this agreement among the parties set forth on the first page hereof, including, without limitation, all Exhibits and Schedules hereto, as the same may be amended from time to time.

“Allied” has the meaning given to it in the caption hereof.

“Assignment and Assumption Agreement” means an agreement in substantially the form annexed to this Agreement as Exhibit B.

“Assignment of Company Intellectual Property Rights” means an agreement in substantially the form annexed to this Agreement as Exhibit C.

“Assignment of Leases” means an agreement in substantially the form annexed to this Agreement as Exhibit D.

“Assumed Contracts” has the meaning set forth in Section 2.1(b) hereof.

“Assumed Liabilities” has the meaning set forth in Section 2.3 hereof.

“Balance Sheet Date” means December 31, 2007.

“Base Amount” has the meaning set forth in Section 2.7 hereof.

“Bill of Sale” means a bill of sale in substantially the form annexed to the Agreement as Exhibit E.

“Business” has the meaning given to it in the recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

“Buyer” has the meaning given to it in the caption hereof.

“Buyer Claimant,” or “Buyer Claimants” when the context requires, has the meaning given to it in Section 9.2 hereof.

“Cash and Cash Equivalents” means, with respect to any Company, all cash and cash equivalents repayable on demand and freely remittable without any exchange or other approvals or significant tax costs as of immediately prior to the Closing, determined in accordance with GAAP.  For avoidance of doubt, Cash and Cash Equivalents shall (i) be calculated net of issued but uncleared checks and drafts and (ii) include checks and drafts deposited for the account of any Company.

“CIMA” means the Cayman Islands Monetary Authority.

“Claim,” or “Claims” when the context requires, has the meaning set forth in Section 9.2 hereof.

“Claimant” has the meaning set forth in Section 9.4(a) hereof.

“Closing” means the closing of the Contemplated Transactions (as hereinafter defined) which shall be deemed to have occurred as of 11:59 p.m. EDT on the day immediately preceding the Closing Date.

“Closing Date” means the second Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE VIII hereto, or such other date as the parties may mutually agree, upon which the Closing takes place.

“Closing Date Payment” means the sum of the Base Amount, plus or minus, as the case may be, the Estimated Net Operating Working Capital Adjustment determined pursuant to Section 3.1(a) hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Companies” and “Company”, as the context may require, have the meaning set forth in the caption hereto.

“Company Computer Systems” has the meaning set forth in Section 4.10(h) hereof.

“Company Intellectual Property Rights” has the meaning set forth in Section 4.10(a) hereof.

“Company License Rights” has the meaning set forth in Section 4.10(b) hereof.

“Company Rights” has the meaning set forth in Section 4.10(b) hereof.

“Company Software Products” has the meaning set forth in Section 4.10(a)(i) hereof.

“Computer Systems” has the meaning set forth in Section 4.10(h) hereof.

“Consents” means any consent, approval, authorization, license or order of, registration, declaration or filing with, or notice to, or waiver from, any Governmental Entity or any Person, including, without limitation, any security holder, creditor or vendor which is required to be obtained, made or given in connection with the execution and delivery of this Agreement and/or any Operative Document, the performance by a Person of its obligations hereunder and/or thereunder and the consummation of the transactions contemplated hereby and/or thereby.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and the Operative Documents.

“Contract” means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), that is legally binding.

“Copyrights” has the meaning set forth in Section 4.10(a)(ii) hereof.

“Costs” has the meaning set forth in Section 7.18(a) hereof.

“Cross Country” has the meaning given to it in the caption hereof.

“CVL” has the meaning given to it in the caption hereof.

“Deductible” has the meaning set forth in Section 9.2 hereof.

“Defunct Subsidiary” means any or both of Medical Resource Management, Inc. and PracticeAdmin.com, both Georgia corporations and former subsidiaries of Holdings dissolved by administrative action of the Secretary of State of Georgia.

“Directly or Indirectly” means as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

“Disclosure Schedule” means the disclosure schedule attached to this Agreement as Exhibit F.

“Disclosure Statement” has the meaning set forth in Section 7.17 hereof.

“Domain Names” has the meaning set forth in Section 4.10(a)(vi) hereof.

“Earn-Out Payments” has the meaning set forth in Section 3.2 hereof.

“Earn-Out Period” means the 12-consecutive month periods commencing on January 1, 2008 and on January 1, 2009, respectively.

“EBITDA” means, (i) for any period prior to Closing, the consolidated earnings before interest, taxes, depreciation and amortization, of the Companies calculated in accordance with GAAP, on a basis consistent with that applied in the preparation of the Financial

Statements, and (ii) for any period on and after the Closing, the consolidated earnings before interest, taxes, depreciation and amortization, of the Business calculated in accordance with GAAP, on a basis consistent with that applied in the preparation of the Financial Statements.  For clarification (and consistent with the treatment applied in the preparation of the Financial Statements), earnings of Jamestown shall include investment income of Jamestown other than investment income earned on Excess Cash.

“EBITDA Calculations” has the meaning set forth in Section 3.3(a) hereof.

“Employee” means any employee of or consultant to the Companies.

“Employee Benefit Plan” means any “employee benefit plan” (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, stock appreciation, other forms of incentive compensation, excess benefit, supplemental pension, insurance plans, disability, medical, supplemental unemployment, vacation benefits, payroll practice, fringe benefit, scholarship, sickness, accident, severance, or post-retirement compensation or benefit, welfare or any other employee benefit plan, policy, arrangement, agreement (including employment, consulting and collective bargaining agreements) or practice, whether written or oral.

“Encumbrance” means any security interests, liens, pledges, claims of third parties of any nature whatsoever, leases, levies, charges, escrows, encumbrances, options, rights of first refusal, transfer restrictions, conditional sale contracts, title retention contracts, mortgages, hypothecations, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral, other than (i) liens for Taxes, assessments and other governmental charges that are not yet due and payable or that are being contested in good faith and in respect of which adequate reserves have been included in the calculation of Net Operating Working Capital, (ii) mechanics’, materialmen’s, workmen’s, repairmen’s, landlord’s or similar liens that are being contested in good faith and in respect of which adequate reserves have been included in the calculation of Net Operating Working Capital; (iii) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; and (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business.

“Environment” means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments.

“Environmental Laws” means any federal, state, local, foreign or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidance, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

“Environmental Liabilities” means any Claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys’ and consultants’ fees), including costs of investigation, assessment, remediation or monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any Person or Governmental Entity, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property or in connection with operation of the Business, (ii) the transportation, treatment, storage or disposal of Hazardous Substances generated by any Company or the Business, or (iii) the violation of or non-compliance with any Environmental Laws, or (B) which arise under the Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity that would be deemed a “single employer” with any Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Escrow Agent” has the meaning set forth in Section 2.8 hereof.

“Escrow Agreement” has the meaning set forth in Section 2.8 hereof.

“Escrow Amount” has the meaning set forth in Section 2.8 hereof.

“ESOP” means the Employee Stock Ownership and 401(k) Plan sponsored by Holdings.

“ESOP Trust” has the meaning given to it in the caption hereof.

“ESOP Trustee” has the meaning given to it in the caption hereof.

“Estimated Closing Balance Sheet” has the meaning set forth in Section 3.1(a) hereof.

“Estimated Excess Cash” has the meaning set forth in Section 3.4(a) hereof.

“Estimated Net Operating Working Capital” has the meaning set forth in Section 3.1(a) hereof.

“Estimated Net Operating Working Capital Adjustment” has the meaning set forth in Section 3.1(a) hereof.

“Excess Cash” means the Cash and Cash Equivalents of Jamestown as of immediately prior to the Closing less (i) bank overdrafts and (ii) an amount of Cash and Cash Equivalents sufficient to fund the level of capital of Jamestown required by CIMA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2, hereof.

“Excluded Liabilities” has the meaning set forth in Section 2.4 hereof.

“Final Claims Date” has the meaning set forth in Section 9.1 hereof.

“Financial Statements” means the consolidated audited balance sheets as of December 31, 2006 and December 31, 2007 and the related consolidated audited statements of income, operations, changes in equity and cash flows of the Companies for the fiscal years then ended, including the related notes thereto, and (ii) the consolidated unaudited balance sheet as of May 31, 2008 and the related consolidated statements of income, operations, equity and cash flows of the Companies for the five-month period then ended, including the related notes thereto.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Entity” means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

“Hazardous Substance” means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants” or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

“Holdings” has the meaning given to it in the caption hereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means all obligations of the Companies existing immediately prior to Closing (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for which interest charges are customarily paid, (iv) under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) issued or assumed as the deferred purchase price of property or services (other than trade accounts payable or accounts payable to independent contractors), (vi) earn-outs arising in connection with acquisitions, (vii) under capital leases, (viii) in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (ix) as an account party in respect of letters of credit and bankers’ acceptances, (x) with respect to Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Encumbrances on property owned or acquired by such Person, (xi) in the nature of guarantees of Indebtedness of others, (xii) for all accrued interest on any of the foregoing, and (xiii) any loans incurred by the ESOP Trust.  Any contingent liabilities of a Person required to be reported in accordance with GAAP on a balance sheet or the related notes thereto shall be deemed included within Indebtedness.

“Indemnified Parties” has the meaning set forth in Section 7.18(a) hereof.

“Indemnitor” has the meaning set forth in Section 9.4(a) hereof.

“Independent Auditor” has the meaning set forth in Section 3.1(d) hereof.

“IRS” means the Internal Revenue Service.

“Jamestown” has the meaning given to it in the caption hereof.

“Jamestown Adjustment Schedule” has the meaning set forth in Section 3.4(c).

“Knowledge” has the meaning set forth in Section 11.15 hereof.

“Leases” means the Company leases for the properties located at 145 Technology Parkway, Norcross, Georgia; 147 Technology Parkway, Norcross, Georgia; 7400 East Crestline Circle, Greenwood Village, Colorado 80111; Suite 1550, 600 Las Colinas Boulevard, Irving, Texas 75039; and 887 East 100 North #2B, Payson, Utah 84651.

“Licensed Computer Systems” has the meaning set forth in Section 4.10(h) hereof.

“Licensed Software Products” has the meaning as set forth in Section 4.10(h) hereof.

“Marks” has the meaning as set forth in Section 4.10(a)(iv) hereof.

“made available” means posted to the data site McGuire Woods Connect Project Stone Extranet prior to the date hereof.

“Material Adverse Effect” means any circumstance, effect or change that could reasonably be expected to be, individually or in the aggregate with any other circumstance, change or effect, materially adverse to (x) the earnings, operations, assets, liabilities, properties, prospects, condition (financial or otherwise), results of operations, net worth or Permits of the Companies, taken as a whole, or the Business or condition of the Purchased Assets, or (y) the ability of any party to consummate timely the transactions contemplated hereby or (z) the ability of Buyer to conduct the Business or to own the Purchased Assets after the Closing in substantially the same manner as conducted by the Companies prior to the Closing Date; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions or conditions affecting the locum tenens industry generally, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (6) the taking of any action contemplated by this Agreement and the Operative Agreements and (b) any adverse change in or effect on the Business or prospects of the Companies that is cured before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 11.1 hereof, and does not result in any continuing adverse change or effect on the business or prospects of the Companies.

“MDA” has the meaning given to it in the caption hereof.

“Nearest Jamestown Balance Sheet” means the monthly balance sheet of Jamestown prepared by Global Captive Management, Ltd. as of the month-end immediately preceding the month in which the Closing occurs.

“Net Operating Working Capital” means, as of immediately prior to the Closing, (a) the current assets of the Operating Companies as of such time that are included within the Purchased Assets less Cash and Cash Equivalents of the Operating Companies, less (b) all current liabilities of the Operating Companies as of such time that are included within the Assumed Liabilities, in each case calculated in accordance with GAAP on a basis consistent with that applied in the preparation of the Financial Statements, as set forth in Exhibit G.  For clarification, Net Operating Working Capital shall include the current liabilities accruals for all vacation, paid time off and bonuses accrued though the Closing Date.

“Ordinary Course of Business” means an action taken by a Person that: (a) is consistent with the past practices of such Person and is taken in the ordinary course of business of the normal, day-to-day operations of such Person; and (b) is not required to be authorized by the board of directors of such Person (or any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

“Operating Companies” has the meaning given to it in the caption hereof.

“Operative Document” means any agreement, instrument or other document to be executed and delivered in connection with the consummation of the Contemplated Transactions as set forth on Schedule 1.1 of the Disclosure Schedule hereto.

“Party Representative” has the meaning set forth in Section 7.19(a) hereof.

“Patents” has the meaning set forth in Section 4.10(a)(iii) hereof.

“Permits” means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, local siting approvals, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Governmental Entities or other private Persons.

“Person” means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.

“Plan” means any Employee Benefit Plan established, maintained, sponsored, or contributed to by the Companies or any ERISA Affiliate on behalf of any Employee, director, or other service provider or independent contractor of the Companies (whether current, former or retired) or their beneficiaries, or with respect to which the Companies or any ERISA Affiliate has or has had any obligation on behalf of any such Employee, director or other service provider or independent contractor.

“Preliminary Opinion” has the meaning set forth in Section 5.7(b) hereof.

“Property,” or “Properties” when the context requires, means any Real Property and any personal or mixed property, whether tangible or intangible.

“Purchase Price” has the meaning set forth in Section 2.7 hereof.

“Purchase Price Adjustment Escrow Amount” has the meaning set forth in Section 2.9 hereof.

“Purchased Assets” has the meaning set forth in Section 2.1 hereof.

“Real Property” means any real property presently or formerly owned, used, leased, occupied, managed or operated by the Companies or their predecessors.

“Reasonable Efforts” means commercially reasonable efforts that a prudent business Person desirous of achieving a result would use in similar circumstances to achieve the desired result; but shall not be deemed to require a Person to undertake extraordinary or unreasonable measures, including the payments of amounts in excess of normal and usual filing fees and processing fees, if any, or any other payments with respect to any Assumed Contract that are significant in the context of such Assumed Contract (or significant on any aggregate basis as to all Assumed Contracts.)

“Related Persons” has the meaning given to it in Section 4.5 hereof.

“Relative” means the current or former spouse, children, parents or siblings of an individual (or any spouse of any of the foregoing).

“Revised Closing Balance Sheet” has the meaning set forth in Section 3.1(c) hereof.

 “Schedule of Adjustments” has the meaning as set forth in Section 3.1(c) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Claimant” or “Seller Claimants” when the context requires has the meaning given to it in Section 9.3 hereof.

“Shareholder Group” has the meaning as set forth in Section 11.17 hereof.

“Shares” has the meaning given to it in the recitals hereof.

 “Subsidiary,” or “Subsidiaries” where the context requires, means any corporation, partnership, limited liability company or other entity in which any Company, directly or indirectly, owns or controls 50% or more of the voting stock or other ownership interests.

“Tax Return” means each and every report, return, declaration, information return, claim for refund, statement or other information filed with a taxing or governmental authority with respect to any Tax or Taxes, including, without limitation, any combined or consolidated return for any group of entities including the Companies.

“Taxes” (or “Tax” where the context requires) means all federal, state, county, provincial, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, stamp, gross receipts, real and personal property, value added, franchise, ad valorem, capital levy, occupational, production, transfer, withholding, social security, unemployment insurance, disability, workers’ compensation, employment and payroll related and property taxes and duty or other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including, without limitation, interest, additions to tax or interest, charges and penalties with respect thereto, and expenses associated with contesting any proposed adjustment related to any of the foregoing.

“Tax Survival Date” has the meaning set forth in Section 9.1 hereof.

“Third Party Contributor” has the meaning set forth in Section 9.4(f) hereof.

“Trade Secrets” means any information which (i) is used in a business, (ii) is not generally known to the public or to Persons who can obtain economic value from its disclosure, and (iii) is subject to reasonable efforts to maintain its secrecy or confidentiality; the term may include but is not limited to inventions, processes, know-how, formulas, computer software, and mask works which are not patented and are not protected by registration (e.g., under copyright or mask work laws); lists of customers, suppliers, and employees, and data related thereto; business plans and analyses; and financial data.

“Transferred Employees” means the Employees who accept the Buyer’s offer of employment and who commence employment with Buyer or one of its Affiliates.

ARTICLE II
SALE AND PURCHASE; CLOSING

2.1

Purchase of Assets.  Upon the terms and subject to the conditions hereof, and upon the basis of the agreements, representations and warranties contained in this Agreement, the Operating Companies shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Operating Companies at the Closing all of the Operating Companies’ right, title and interest in and to the Business and all of the Operating Companies’ right, title and interest in and to all of their assets, properties and rights of every kind and description, personal and mixed, tangible and intangible, used in, useful for or otherwise relating to the Business, wherever situated (excluding only Excluded Assets) as those assets exist on the Closing Date (collectively, the “Purchased Assets”), free and clear of any Encumbrance.  The Purchased Assets shall include, but shall not be limited to, the following assets, properties, rights and interests of the Operating Companies:

(a)

all tangible personal property, owned, leased or licensed by the Operating Companies, wherever located, whether or not carried on the books of the Operating Companies, including, without limitation, those items set forth on Schedule 2.1(a) of the Disclosure Schedule;

(b)

all right, title and interest of the Operating Companies in the Contracts with MDA or Allied clients, Self-Employment Agreements and similar Contracts with MDA providers, Self-Employment or Employment or similar Contracts with Allied providers, and Vendor or Service Contracts used in connection with the Business on the date hereof, including those Contracts listed on Schedule 2.1(b) of the Disclosure Schedule hereto as in effect on the Closing Date and all outstanding offers or solicitations made by an Operating Company to enter into any similar Contract (collectively, the “Assumed Contracts”);

(c)

all customer and vendor lists, customer credit histories, information, files, correspondence, records, data, plans, Contracts and recorded knowledge, including all accounting or other books and records, and any other information reduced to writing or in electronic format;

(d)

all accounts, notes and other receivables;

(e)

all Company Rights, including without limitation, those items set forth on Schedule 4.10(a) of the Disclosure Schedule;

(f)

all Permits held in connection with the Business to the extent legally transferable or assignable;

(g)

all deposits and prepaid expenses;

(h)

all books, records, general ledgers, operating data, employee records, computer records and other data relating to the Business other than employee records relating to the ESOP and 401(k) Plan and including, but not limited to, all records, documents or data relating to accounting and financial information and all other sales and marketing information which relate to the Business, all rights of the Operating Companies in all URL’s or domains, telephone and facsimile numbers and post office boxes used in connection with the Business, as well as all existing catalogs and other support material, advertising plans of any kind, sales literature, marketing material and related items (including, but not limited to, all art work and printers’ plates presently in the possession of the Operating Companies’ advertising agencies and printers);

(i)

all right, title and interest in and to all causes of action, claims and rights in litigation or which could result in litigation against any party pertaining to the Business or the Purchased Assets;

(j)

the existing employment agreement with Kenneth Shumard to be modified and assigned pursuant to Section 8.1(v) hereof; and

(k)

all other tangible and intangible assets used in, useful for or otherwise related to the Business of any kind or description, including, without limitation, the names “MDA Holdings”, “Medical Doctor Associates”, “Allied Health”, and “Credent Verification and Licensing” and goodwill, wherever located.

2.2

Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets shall not include (collectively, the “Excluded Assets”):

(a)

all rights of the Operating Companies, the ESOP, the ESOP Trust, and the ESOP Trustee under this Agreement and the Operative Documents;

(b)

all Excess Cash of Jamestown;

(c)

all Cash and Cash Equivalents at the Operating Companies;

(d)

all rights, assets, interests and obligations under the Plans except as otherwise provided in Section 7.13 hereof;

(e)

all personnel, employment, and benefit records that relate to any former employee of an Operating Company that is not a Transferred Employee;

(f)

all insurance policies to which any Company is a party that are not expressly assumed by Buyer;

(g)

any insurance claims or rights to unpaid insurance proceeds;

(h)

any Contract with any of Kenneth Shumard, the ESOP, the ESOP Trust, the ESOP Trustee, or any Affiliate of the same, other than (i) the Leases and (ii) the existing employment agreement with Kenneth Shumard to be modified and assigned pursuant to Section 8.1(v) hereof;

(i)

the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, issued and outstanding stock, and other documents relating to the organization, maintenance, existence and ownership of any Operating Company or Defunct Subsidiary;

(j)

any obligation of an Operating Company or Defunct Subsidiary in connection with the dissolution of any such Defunct Subsidiary;

(k)

any Contract other than the Assumed Contracts; and

(l)

any security deposits held by vendors or landlords under the Assumed Contracts, or the right to receive any reimbursement for operating expenses paid by the Operating Companies in connection with Leases, unless such security deposit or right is included as an asset in calculating the Net Operating Working Capital.

2.3

Assumed Liabilities.  Buyer shall not assume or be responsible for, and shall in no event be liable for, any debts, liabilities or obligations of or relating to the business of the Operating Companies or the Operating Companies, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, material or immaterial, absolute or contingent, matured or unmatured, determinable or undeterminable, direct or indirect, secured or unsecured, or otherwise, except as otherwise provided in the following sentence.  As the sole exceptions to the first sentence of this Section 2.3, effective as of the Closing, Buyer hereby assumes and agrees to pay, discharge or perform, as appropriate, the following (the “Assumed Liabilities”):

(a)

obligations of the Operating Companies under the Assumed Contracts (other than as set forth in Section 2.4 below) to the extent such obligations accrue after the Closing, are not required to be performed on or prior to the Closing and are disclosed in the text of such Assumed Contracts and do not arise out of or relate to a default or breach of the applicable Assumed Contracts prior to the Closing;

(b)

all trade payables, accrued expenses and other liabilities of the Operating Companies relating to the operation of the Business incurred in the Ordinary Course of Business prior to the Closing and included in the calculation of Net Operating Working Capital.

(c)

any severance or other form of termination payments to Employees (and the Companies’ share of any employment or other taxes associated with such payments) to whom an offer of employment is not made by Buyer pursuant to Section 7.11; and

(d)

payment of commissions and other amounts due to sales representatives, including, without limitation, any charges, liabilities or costs incurred in connection with the termination of sales representatives to the extent included in the calculation of Net Operating Working Capital.

2.4

Excluded Liabilities.  Without limiting the generality of the first sentence of Section 2.3 and except to the extent otherwise provided in the second sentence of Section 2.3, the Operating Companies shall be solely responsible and liable for (the “Excluded Liabilities”):

(a)

any liability or obligation with respect to current, former or retired employees of the Operating Companies (including any liability for unpaid bonuses, severance payments, vacation time, paid time off or other amounts payable to employees) or consultants or other service providers of the Operating Companies arising out of or relating to the employment of, or services performed by such employees or consultants or other service providers by the Operating Companies prior to the Closing, other than (i) liabilities identified in Sections 2.3(b) and 2.3(c) above, and (ii) liabilities to current employees for unpaid bonuses, vacation time, paid time off or other amounts payable to employees to the extent such is liability is included in the calculation of Net Operating Working Capital;

(b)

all liabilities and obligations for Taxes, fees and other similar items however designated, and all interest, penalties and additions to tax, including, but not limited to, franchise and income taxes and all accrued property, sales, use and payroll taxes incurred or arising on or prior to the Closing, or incurred or accrued after the Closing in connection with or relating to activities of the Operating Companies or the Business prior to the Closing;

(c)

Indebtedness;

(d)

all liabilities and obligations arising out of or relating to the provision of any services by the Operating Companies or the business of the Operating Companies on or prior to the Closing;

(e)

all litigation, whether currently pending or not, relating to the business of the Operating Companies prior to the Closing, or arising on or after the Closing to the extent that such litigation relates to activities of the Operating Companies or the business of the Operating Companies on or prior to the Closing;

(f)

all liabilities and obligations under Contracts (or amendments thereto) that are not specifically assumed by Buyer under Section 2.3(a);

(g)

all liabilities and obligations arising out of any failure by any Operating Company to perform any obligation required to be performed by it or out of any default by any Operating Company (or out of any event, fact or circumstance that, with notice or lapse of time or both, would constitute a default by any Operating Company) on or before the Closing under any of the Assumed Contracts (regardless of whether the assignment of any Assumed Contract contains anything to the contrary or is silent on such issue), or out of the failure of any Operating Company or the business of the Operating Companies to comply with any law, regulation, ordinance, order, writ, judgment, injunction, decree or other requirement of any Governmental Entity prior to the Closing Date, except as otherwise set forth herein;

(h)

all liabilities and obligations to any Affiliate of the Operating Companies or any owner or holder of any interest in any Operating Company, other than liabilities arising under the Leases on and after the Closing Date, to the extent such liabilities accrue after the Closing, are not required to be performed on or prior to the Closing and are disclosed in the text of such Lease and do not arise out of or relate to a default of the applicable Lease prior to the Closing;

(i)

except to the extent otherwise provided in Section 7.13 hereof, all liabilities and obligations of any Operating Company or the Business and any ERISA Affiliate with respect to any Employee Benefit Plan established, maintained, sponsored or contributed to by any Operating Company or the Business or any ERISA Affiliate, including, without limitation, liabilities under the Plans;

(j)

all liabilities and obligations arising out of or relating to the Excluded Assets; and

(k)

all liabilities and obligations of any Operating Company or the Business that Buyer is not specifically assuming under Section 2.3.

2.5

Contract Consents.  The Operating Companies shall use Reasonable Efforts to endeavor to obtain all necessary Consents as identified on Schedule 8.1(c) of the Disclosure Schedule prior to Closing, but shall have no obligation, pre or post Closing, to obtain any Consent with respect to any other Assumed Contract.  Buyer agrees to assume the obligations of any Company under all Assumed Contracts to be performed on and after the Closing and will perform and fulfill such obligations as though such Contract has been assigned to Buyer at Closing.

2.6

Purchase of Shares.  Upon the terms and subject to the conditions hereof, and upon the basis of the agreements, representations and warranties contained in this Agreement, at the Closing, Holdings shall sell to Buyer, and Buyer shall purchase and acquire from Holdings, the Shares free and clear of any Encumbrances.  As a result of such sale, Buyer shall assume any and all obligations and liabilities of Jamestown.

2.7

Consideration.  The aggregate consideration for the Purchased Assets and the Shares (the “Purchase Price”) shall be an amount equal to (a) One Hundred Twelve Million Three Hundred Seventeen Thousand One Hundred and Four and No/100 Dollars ($112,317,104.00) (the “Base Amount”), plus (b) the Earn-Out Payments, if any, pursuant to Sections 3.2 and  3.3 below, plus or minus, as the case may be, (c) the sum of (i) the Estimated Net Operating Working Capital Adjustment, plus or minus, as the case may be, (ii) the Additional Net Operating Working Capital Adjustment, and (d) the assumption of the Assumed Liabilities.  The Closing Date Payment less the Escrow Amount and the Purchase Price Adjustment Escrow Amount shall be paid and delivered to the Operating Companies at the Closing by wire transfer of immediately available funds to the account(s) designated in writing by Holdings at least two (2) Business Days prior to the Closing.  The Purchase Price shall be subject to adjustment as set forth in ARTICLE III below, and all references to the Purchase Price shall be deemed to be the Purchase Price as adjusted pursuant to such ARTICLE III.

2.8

Escrow Amount.  Notwithstanding anything to the contrary contained herein, Buyer shall withhold from the Closing Date Payment an amount equal to 7.5% of the Closing Date Payment (the “Escrow Amount) for the purpose of providing funds to satisfy the indemnification obligations of the Operating Companies in Section 9.2 hereof.  On the Closing Date, Buyer shall cause the Escrow Amount to be delivered to LaSalle Bank, National Association, as escrow agent (the “Escrow Agent”), pursuant to an escrow agreement by and among Buyer, the Operating Companies and the Escrow Agent (the “Escrow Agreement”) substantially in the form annexed hereto as Exhibit H and as such agreement may be amended from time to time by the parties thereto in accordance with the terms therein.  Such Escrow Amount, together with any interest or earnings thereon, will serve as the sole source of funds to satisfy any amounts owed by any or all of the Operating Companies and ESOP Trust to Buyer under or in connection with this Agreement, including all obligations owed by the Operating Companies pursuant to Section 9.2 hereof, except to the extent otherwise provided in Sections 2.9, 3.1(e), 3.4, 7.24 and 9.2 hereof.  The Escrow Amount shall be paid to the Escrow Agent on the Closing Date by wire transfer of immediately available funds to the account designated in writing by the Escrow Agent.  The Escrow Amount shall be released pursuant to the terms of the Escrow Agreement.

2.9

Purchase Price Adjustment Escrow Amount.  Notwithstanding anything to the contrary contained herein, Buyer shall withhold from the Closing Date Payment an amount equal to $250,000 (the “Purchase Price Adjustment Escrow Amount”) for the purpose of providing funds to satisfy the obligations of the Operating Companies and the ESOP Trust to pay any adjustments set forth in Section 3.1 hereof.  On the Closing Date, Buyer shall cause the Purchase Price Adjustment Escrow Amount to be delivered to the Escrow Agent pursuant to the Escrow Agreement by wire transfer of immediately available funds to the account designated in writing by the Escrow Agent.  The Purchase Price Adjustment Escrow Amount shall be released pursuant the terms of the Escrow Agreement.  Obligations of the Operating Companies to Buyer pursuant to the terms of Section 3.1 of this Agreement shall be satisfied first by payment from the Purchase Price Adjustment Escrow Amount, but shall not be limited at any time to the value of the Purchase Price Adjustment Escrow Amount.  The Operating Companies and the ESOP Trust acknowledge and agree that to the extent the amount and application of the Purchase Price Adjustment Escrow Amount are insufficient to pay and discharge all amounts owing by the Operating Companies to Buyer pursuant to Section 3.1 hereof, Buyer may pursue all rights and remedies hereunder, or under applicable law, against the Operating Companies for such deficiency without resorting to the Escrow Amount.

2.10

The Closing.  The Closing shall take place at 9:00 a.m., local time, on the Closing Date, at the offices of McGuireWoods LLP, 1170 Peachtree Street N.E., Atlanta, Georgia, or at such other time, date or place as the parties may mutually agree, subject to the satisfaction or waiver of all of the conditions to Closing set forth in ARTICLE VIII hereof.  At the Closing, Buyer, the Companies and the ESOP Trust shall deliver or cause to be delivered all items required pursuant to ARTICLE VIII hereof, including, but not limited to, the additional documents identified in Sections 8.1(r) and 8.2(g) hereof.

2.11

Allocation of Purchase Price.  The Operating Companies and Buyer shall allocate the Purchase Price among the Purchased Assets and Shares in a manner complying with Section 1060 of the Code without regard to the timing of any payment of a portion of the Purchase Price.  Within forty-five (45) days of the Closing Date, Buyer shall provide the Operating Companies with a preliminary allocation of the Purchase Price for their review and approval.  The parties hereby agree that the foregoing allocation, once approved by the Operating Companies, shall be conclusive and binding on each of them for purposes of federal and, where applicable, state and local Tax filings, declarations, returns and reports related to this Agreement, including the reports required to be filed under Section 1060 of the Code.  Buyer shall prepare and deliver IRS Form 8594 to the Operating Companies within ninety (90) days after the Closing Date if such form is required to be filed with the IRS.  In any action, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial, public or private) related to any Tax, no party to this Agreement shall contend or represent that such allocation is not correct.

ARTICLE III
PURCHASE PRICE ADJUSTMENTS

3.1

Net Operating Working Capital Adjustments.

(a)

The Operating Companies and Buyer agree that the Operating Companies shall have Net Operating Working Capital of $12,600,000 on the Closing Date.  No more than five (5) Business Days prior to the Closing Date, and not less than two (2) days prior to the Closing, Holdings shall in good faith prepare and deliver to Buyer a consolidated closing balance sheet of the Operating Companies as of immediately prior to the Closing (“Estimated Closing Balance Sheet”) as well as an estimate of Net Operating Working Capital (“Estimated Net Operating Working Capital”).  If the Estimated Net Operating Working Capital is less than $12,600,000, the Closing Date Payment shall be reduced dollar-for-dollar by the amount of such difference.  If the Estimated Net Operating Working Capital is greater than $12,600,000, the Closing Date Payment shall be increased dollar-for-dollar by the amount of such difference. The Parties agree to include the difference between Estimated Net Operating Working Capital and $12,600,000, whether a positive or negative number, in calculating the portion of the Closing Date Payment payable by Buyer to the Operating Companies at Closing (the “Estimated Net Operating Working Capital Adjustment”).

(b)

Buyer will have a period of sixty (60) days following the Closing to notify Holdings of any disagreements with the Estimated Closing Balance Sheet, Estimated Net Operating Working Capital and Estimated Net Operating Working Capital Adjustment.  Buyer and its representatives shall be permitted to review the working papers related to the Estimated Closing Balance Sheet, Estimated Net Operating Working Capital and Estimated Net Operating Working Capital Adjustment.

(c)

Any such notice of disagreement shall be accompanied by supporting documentation, including a consolidated balance sheet of the Companies on the Closing Date (the “Revised Closing Balance Sheet”), as well as a calculation of the adjustments, if any, to be made to the Estimated Net Operating Working Capital Adjustment (the Schedule of Adjustments”).  Failure to notify Holdings within such 60 day period shall be deemed acceptance of the Estimated Closing Balance Sheet, Estimated Net Operating Working Capital and Estimated Net Operating Working Capital Adjustment.  In the event Buyer timely notifies Holdings of any disagreement, each of the Operating Companies and Buyer agrees that it will attempt in good faith to resolve such disagreement.  Holdings and its representatives shall be permitted to review the working papers related to Buyer’s calculation of the Revised Closing Balance Sheet and Schedule of Adjustments.

(d)

If within 45 days after delivery to Holdings and the ESOP Trust of the notification by Buyer of a disagreement, the Parties are unable to resolve such disagreement, either Holdings, on the one hand, or Buyer, on the other hand, shall have the right to submit the determination of such matters to an independent accountant of national standing, to be selected by Holdings and Buyer in good faith within ten (10) additional days after delivery of the notice of disagreement (the “Independent Auditor”), whose decision shall be delivered to Buyer and the Operating Companies within sixty (60) days of the submission to the Independent Auditor and shall be binding on the parties.  The cost of the Independent Auditor shall be paid by the party whose aggregate estimate of the disputed amount or amounts, as the case may be, differs most greatly from the determination of the Independent Auditor.

(e)

If it is determined pursuant to this Section 3.1 that the Estimated Net Operating Working Capital Adjustment paid at the Closing is greater than the additional net operating working capital adjustment as determined pursuant to Section 3.1 (b), (c) and (d) above (the “Additional Net Operating Working Capital Adjustment”), the Operating Companies shall be required to remit such difference to Buyer in cash, with the amount of such difference being paid from the Purchase Price Adjustment Escrow Amount to the extent available, and thereafter directly from the Operating Companies.  If it is determined pursuant to this Section 3.1 that the Estimated Net Operating Working Capital Adjustment paid at the Closing is less than the Estimated Net Operating Working Capital Adjustment as determined pursuant to this Section 3.1, Buyer shall remit such difference in cash to the Operating Companies.

(f)

Any cash payment to be made as a result of adjustments made in accordance with Section 3.1 shall be paid within five (5) Business Days of the final determination of such adjustments by wire transfer of immediately available funds.  Any such payment shall be made to such account or accounts as may be designated by Buyer or the Operating Companies, as the case may be, at least two (2) Business Days prior to the date that such payment is to be made.

(g)

Notwithstanding anything to the contrary in this Agreement, Buyer’s right to audit and adjust the Closing Date Payment shall be limited solely to the audit and adjustment, if any, of the Net Operating Working Capital and Estimated Net Operating Working Capital Adjustment and the Additional Net Operating Working Capital Adjustment as of the Closing Date.

3.2

Earn-Out Payments.  The Purchase Price shall be increased by: (1) an amount equal to 1.5 multiplied by every $1.00 of Adjusted EBITDA for the year ending December 31, 2008 in excess of $10,000,000 (the “2008 Earn-Out Payment”) plus (2) an amount equal to 2.37 multiplied by every $1.00 of Adjusted EBITDA for the year ending December 31, 2009 in excess of $10,000,000 (the “2009 Earn-Out Payment” and together with the 2008 Earn-Out Payment, the “Earn-Out Payments”).  For clarification, there can be no assurance that the Earn-Out Payments will be earned.  The Earn-Out Payments, if any, shall be paid only if actually earned pursuant to this Section 3.2 and Section 3.3 hereof.

3.3

Calculation of Earn-Out Payments.  The determination of the Earn-out Payments, if any, to be paid pursuant to Section 3.2 shall be made pursuant to the following provisions:

(a)

No later than March 31, 2009 and March 31, 2010, respectively, Buyer shall in good faith prepare or cause to be prepared and shall deliver to Holdings and the ESOP Trust a calculation of EBITDA for the years ending December 31, 2008 and December 31, 2009, respectively, as well as a calculation of the Adjusted EBITDA for the year ending December 31, 2008 and December 31, 2009, respectively (for each year, the “EBITDA Calculations”).  Holdings, the ESOP Trust and their respective representatives shall be permitted to review the working papers of Buyer and of its certified public accountants related to the EBITDA Calculations, and shall have access during normal business hours upon reasonable notice to all relevant books and records and employees of the Business in order to review the calculation of the EBITDA Calculations.

(b)

Holdings and the ESOP Trust will have a period of sixty days (60) following the delivery of the EBITDA Calculations for the years ending December 31, 2008 and December 31, 2009, as the case may be, to notify Buyer of any disagreements with such EBITDA Calculations.  Any such notice shall be accompanied by supporting documentation containing reasonable detail.  Failure to notify Buyer within such 60-day period shall be deemed acceptance of such EBITDA Calculations.  In the event Holdings and/or the ESOP Trust timely notifies Buyer of any disagreement, each of Holdings, the ESOP Trust and the Buyer agrees that it will attempt in good faith to resolve such disagreement.  If within sixty (60) days after delivery to Buyer of the notification by Holdings and/or the ESOP Trust of a disagreement, the parties are unable to resolve such disagreement, either Holdings and/or the ESOP Trust, on the one hand, or Buyer, on the other hand, shall have the right to submit the determination of such matters to the Independent Auditor whose decision shall be delivered to Buyer, Holdings and the ESOP Trust within sixty (60) days of the submission to the Independent Auditor and shall be binding on the parties.  The cost of the Independent Auditor shall be paid by the party whose aggregate estimate of the disputed amount or amounts, as the case may be, differs most greatly from the determination of the Independent Auditor.

(c)

Any cash payment to be made pursuant to Section 3.3 shall be paid within five (5) Business Days of the final determination of such amount by wire transfer of immediately available funds.  Any such payment shall be made to such account or accounts as may be designated by Holdings at least two (2) Business Days prior to the date that such payment is to be made.

(d)

For the purpose of calculating Adjusted EBITDA to determine the Earn-Out Payments, (i) there shall not be any allocation of corporate overhead to the Business without the prior written consent of Holdings (which shall not be unreasonably withheld or delayed) other than for items required to bring the Company into compliance with applicable laws; (ii) there shall not be any allocation of expenses in connection with Buyer’s compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; (iii) the expenses related to insurance coverage of the Business provided under the Buyer’s insurance programs shall not exceed the actual costs for such benefits in 2007 except for inflationary cost increases; (iv) with respect to calculating the matching component expense for the 401(k) plan, the Business shall recognize an amount equal to the annualized 2008 matching component expense of the 401(k) Component, plus 50% of the incremental annualized expense, if any, incurred by Buyer during the respective fiscal year relating to the matching component of the 401(k) Component for employees of the Business after the Closing; (v) there shall not be any allocation of expenses incurred by any party in connection with this Agreement, including independent auditor fees pursuant to Section 3.1, attorneys’ fees or similar expenses, provided, however, that this clause (v) shall not apply to the liabilities of any underlying claims; (vi) except with the prior approval of Holdings, there shall not be any allocation of expenses or accruals in connection with any change in the organization, maintenance, operation, actuarial reserve methods or policies, or capitalization, of Jamestown, other than to comply with any CIMA statutory regulations or requirements applicable to the operation of Jamestown as conducted on the Closing Date; (vii) there shall not be any allocation of expenses in connection with any severance payment or termination payment to Jim Ginter, Anne Anderson or Michael Pretiger pursuant to any Employment Agreement with Buyer; and (viii) any amounts excluded from the calculation of Earn-Out Payments pursuant to the last sentence of Section 9.2 hereof shall be excluded from the calculation of Earn-Out Payments.

3.4

Reconciliation of Excess Cash.

(a)

No more than five (5) Business Days prior to the Closing Date, and not less than two (2) days prior to the Closing, Holdings shall cause Global Captive Management, Ltd. to deliver the Nearest Jamestown Balance Sheet to Buyer, setting forth an estimate of Excess Cash as of the date of the Nearest Jamestown Balance Sheet (the “Estimated Excess Cash”).

(b)

Buyer will have a period of sixty (60) days following the Closing to notify Holdings of any disagreements with the Nearest Jamestown Balance Sheet and Estimated Excess Cash.  Buyer and its representatives shall be permitted to review the working papers of Global Captive Management, Ltd. related to the Nearest Jamestown Balance Sheet and Estimated Excess Cash.

(c)

Any such notice of disagreement shall be accompanied by supporting documentation, including the Nearest Jamestown Balance Sheet and a schedule of adjustments (the “Jamestown Adjustment Schedule”), setting forth a calculation of the adjustments, if any, to be made to the nearest Jamestown Balance Sheet and the calculation of Estimated Excess Cash.  Failure to notify Holdings within such 60 day period shall be deemed acceptance of the Nearest Jamestown Balance Sheet and Estimated Excess Cash.  In the event Buyer timely notifies Holdings of any disagreement, each of Holdings and Buyer agrees that it will attempt in good faith to resolve such disagreement.  Holdings and its representatives shall be permitted to review the working papers related to Buyer’s calculation of the Nearest Jamestown Balance Sheet and the calculation of Estimated Excess Cash.

(d)

If within 45 days after delivery to Holdings of the notification by Buyer of a disagreement, the Parties are unable to resolve such disagreement, either Holdings, on the one hand, or Buyer, on the other hand, shall have the right to submit the determination of such matters to the Independent Auditor, whose decision shall be delivered to Buyer and Holdings within sixty (60) days of the submission to the Independent Auditor and shall be binding on the parties.  The cost of the Independent Auditor shall be paid by the party whose aggregate estimate of the disputed amount or amounts, as the case may be, differs most greatly from the determination of the Independent Auditor.

(e)

If it is determined pursuant to this Section 3.4 that the Estimated Excess Cash was greater than the Estimated Excess Cash number provided in Section 3.4(a) above, Buyer shall pay to Holdings fifty-eight percent (58%) of such excess.  If it is determined pursuant to this Section 3.4 that the Estimated Excess Cash was less than the Estimated Excess

Cash number provided in Section 3.4(a) above, Holdings shall pay to Buyer in cash fifty-eight percent (58%) of such shortfall.

(f)

Any cash payment to be made as a result of the adjustments made in accordance with this Section 3.4 shall be paid within five (5) Business Days of the final determination of such adjustments by wire transfer of immediately available funds.  Any such payment shall be made to such account or accounts as may be designated by Buyer or Holdings, as the case may be, at least two (2) Business Days prior to the date that such payment is to be made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

The Operating Companies, jointly and severally, represent and warrant to Buyer and the ESOP Trust as follows (all such representations and warranties are qualified by the Disclosure Schedule attached to this Agreement as Exhibit F):

4.1

Organization and Qualification.  Each of the Companies is duly organized, validly existing and in good standing in the jurisdiction set forth on Schedule 4.1 of the Disclosure Schedule, with full power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted.  Each of the Companies is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which, because of its business conducted there or the nature of its assets or Properties there, it would be required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect.  Each such jurisdiction is set forth on Schedule 4.1 of the Disclosure Schedule.

4.2

Authority; No Breach.

(a)

Each Company has all requisite power and authority to execute and deliver this Agreement and the Operative Documents to which it is a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Operative Documents to which it is a party have been duly authorized by all necessary action on the part of each such Company.  This Agreement has been duly executed and delivered by each of the Companies and the Operative Documents to which it is a party shall be, when executed and delivered by it, duly executed and delivered.  This Agreement constitutes, and the Operative Documents to which each Company is a party shall constitute, when executed and delivered by it, such Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)

Except as set forth on Schedule 4.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by any of the Companies nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by any Company of its obligations hereunder or thereunder do or will:

(i)

violate any provision of the articles or certificate of incorporation or by-laws or other constituent documents of any such Company;

(ii)

conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which any Company, or any Subsidiary is a party or by which any Company (or any of its respective assets or Properties) is subject or bound;

(iii)

result in the creation of, or give any third party the right to create, any Encumbrance upon the Shares or any Purchased Assets;

(iv)

conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which any Company or Purchased Assets of any of the foregoing are subject;

(v)

terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which any Company is a party or by which any Company (or any of their respective assets or Properties) is subject or bound;

(vi)

require any Company to obtain any Consent required pursuant to Section 2.5 hereof; or

(vii)

result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any contract or agreement to which any Company is a party or by which any of its respective Properties is subject or bound.

4.3

Securities and Ownership; Subsidiaries.

(a)

The authorized and outstanding security interests of each Company and the owners of all such interests (of record and beneficially) are set forth on Schedule 4.3(a) of the Disclosure Schedule.  Except as set forth in Schedule 4.3(a) of the Disclosure Schedule, no preferred stock, bonds, debentures, notes, debt instruments, evidences of Indebtedness, convertible securities, warrants, options, or other rights to acquire securities of any kind, of any Company are authorized, issued or outstanding.

(b)

The authorized and outstanding shares of each class of capital stock of Jamestown are set forth on Schedule 4.3(b) of the Disclosure Schedule. All such shares are owned beneficially and of record by Holdings.  As of the Closing the only shares of capital stock of Jamestown issued and outstanding will be the Shares.  All such Shares are duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive or similar right, and were sold in accordance with all applicable securities laws.  No preferred interests, bonds, debentures, notes, debt instruments, evidences of Indebtedness, convertible securities, warrants, options, or other rights to acquire securities of any kind of Jamestown are authorized, issued or outstanding.  At the Closing, Holdings is transferring the Shares to Buyer free and clear of any

Encumbrances.  Jamestown has not issued any securities in violation of any preemptive or similar rights.  There are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of Jamestown; (ii) subscriptions, options, “phantom” stock rights, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from Jamestown any shares of capital stock or other securities or receive or exercise any benefits or rights similar to any rights enjoyed by or inuring to the holder of capital stock of Jamestown; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any membership or other interests, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of Jamestown or granting to any Person any right to participate in the equity or income of Jamestown or to participate in or direct the election of any director or officer of Jamestown or the manner in which any shares of capital stock or other securities of Jamestown are voted; or (iv) rights of any Person to be paid as if he, she or it were a holder of equity or shares of capital stock of Jamestown or securities convertible into or exchangeable for equity or shares of capital stock of Jamestown, including, without limitation, “phantom” stock and stock appreciation rights.  Except as set forth on Schedule 4.3(b) of the Disclosure Schedule, there are no shares of capital stock or other securities of Jamestown reserved for issuance for any purpose and Jamestown is not a party to any voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of any shares of the capital stock or other securities of Jamestown, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock or other securities of Jamestown.

(c)

Except as set forth on Schedule 4.3(c) of the Disclosure Schedule, none of the Companies has any Subsidiaries, owns any interest in any other Person or owns, Directly or Indirectly, any economic, voting or other ownership interest in any Person.

4.4

Financial Statements.  (a)  The Operating Companies have heretofore delivered to Buyer true, correct and complete copies of the Financial Statements.  The Financial Statements have been prepared from the books and records of the Companies are true, correct, accurate and complete in all material respects, and present fairly (i) the consolidated financial position of the Companies at the dates thereof and (ii) the consolidated results of operations, shareholders’ equity and cash flows of the Companies for the periods then ended, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.  The books and records of the Companies are accurate and complete in all material respects, have been maintained in accordance with good business practices and reflect all financial transactions of the Companies that are required to be reflected in accordance with GAAP.  Except as set forth on Schedule 4.4 of the Disclosure Schedule, all reserves established by the Companies are set forth in the Financial Statements and are adequate and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the balance sheets contained in the Financial Statements.

(b)

None of the Companies has been advised by the registered public accounting firm that audited the Financial Statements of any significant deficiency or material weakness in such Company's internal control over financial reporting; provided that the Operating Companies make no representation or warranty as to the ability of any Company to comply with federal, state, GAAP or other guidelines or requirements concerning the adequacy of internal controls, including but not limited to SEC Final Rule: Management's Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, SEC, 17 CFR PARTS 210, 228, 229, 240, 249, 270 and 274.

4.5

Interests of Related Persons.  Except as set forth on Schedule 4.5 of the Disclosure Schedule, none of the Companies, nor any if its respective shareholders, officers, directors, or any Relative, or Affiliate of any Company (collectively, the “Related Persons”):

(i)

owns any interest in any Person (other than the beneficial ownership for investment purposes of 2% or less of any class of equity securities of any Person which is registered under Section 12 of the Exchange Act) which is a competitor in the Business, a supplier or customer of the Companies or any Subsidiary or serves as an officer, member, director, employee or consultant for any such Person;

(ii)

owns, in whole or in part, any Property, used in connection with the business of the Companies or any Subsidiary;

(iii)

has an interest in any contract or agreement pertaining to the business of the Companies or any Subsidiary; or

(iv)

has any Contracts with the Companies or any Subsidiary.

4.6

Absence of Undisclosed Liabilities.  Except as set forth on Schedule 4.6 of the Disclosure Schedule, the Companies do not have any liabilities, losses or obligations of any nature (whether absolute, known or unknown, accrued, fixed, contingent, liquidated, unliquidated, due or to become due, or otherwise), except for (i) liabilities included or reflected in the Financial Statements and adequately reserved against therein in accordance with GAAP, or (ii) liabilities or performance obligations arising subsequent to the Balance Sheet Date in the Ordinary Course of Business (and not as a result of a breach or default by the Companies).  None of the Operating Companies knows of any basis for the assertion against the Companies of any liability, loss or obligation of any nature (whether absolute, known or unknown, accrued, fixed, contingent, liquidated, unliquidated, due or to become due, or otherwise) except for the liabilities of the type set forth in clauses (i) and (ii) of the immediately preceding sentence.

4.7

Absence of Certain Changes or Events.  Except as set forth on Schedule 4.7 of the Disclosure Schedule, since December 31, 2007, the business of the Companies has been conducted only in the Ordinary Course of Business.  Without limiting the generality of the foregoing, except as set forth on Schedule 4.7 of the Disclosure Schedule, since December 31, 2007, none of the Companies has:

(a)

suffered any Material Adverse Effect, and no fact or condition exists or, to the Knowledge of the Operating Companies, is contemplated or threatened that might reasonably be expected to cause a Material Adverse Effect in the future;

(b)

suffered any material damage, destruction or casualty loss (whether or not covered by insurance) or condemnation, taking or other proceeding;

(c)

entered into or adopted any new, or increased benefits under, or renewed, amended or terminated any existing, Plan, except as required to comply with applicable law, or changed or committed to change (including any change pursuant to any equity bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or other service providers, or made any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment or contribution, other than payments or contributions required by the governing documents of the foregoing;

(d)

except as set forth on Schedule 4.7(d) of the Disclosure Schedule, made or proposed any change in its accounting or tax methods, principles or practices, except for such changes which are required by GAAP (or by law) and are set forth on Schedule 4.7(d) of the Disclosure Schedule;

(e)

authorized, declared, set aside or paid any dividend or other distribution, except for Excess Cash;

(f)

Directly or Indirectly redeemed, purchased or otherwise acquired any of its security interests or authorized any stock or other split, reclassification or recapitalization or otherwise changed the terms or provisions of any of its security interests;

(g)

incurred any Indebtedness or other liability (whether known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for liabilities reflected in its Financial Statements or incurred after the Balance Sheet Date in the Ordinary Course of Business;

(h)

paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction of liabilities and obligations incurred in the Ordinary Course of Business and consistent with past practice;

(i)

(A) prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred, or (B) not paid when due, any account payable, or sought the extension of the payment date of any account payable;

(j)

permitted or allowed any of its Property or assets to be subjected to any Encumbrance;

(k)

canceled any debts or waived any claims or rights other than in the Ordinary Course of Business;

(l)

sold, transferred, or otherwise disposed of any of its Properties, except in the Ordinary Course of Business;

(m)

disposed of, abandoned or to the Knowledge of any Operating Company, permitted to lapse, any rights to the use of any Company Rights, or disposed of or disclosed, or permitted to be disclosed (except as necessary in the conduct of its business), to any Person other than representatives of Buyer, any Trade Secret;

(n)

made any capital expenditures or commitments in excess of $50,000 in the aggregate for repairs or additions to property, plant, equipment or tangible capital assets;

(o)

terminated or amended or suffered the termination or amendment of any Contract pursuant to which any Company would receive from any Person(s) or pay to any Person(s) more than $50,000, individually or in the aggregate, in any calendar year;

(p)

amended the articles or certificate of incorporation or by-laws of any Company;

(q)

terminated or suffered loss of the employment, services or benefits of any officers or management level employees;

(r)

loaned to, or entered into a transaction with, any of the directors, officers, and Employees of any Company except in the Ordinary Course of Business;

(s)

entered into any agreement that materially limits or restricts any Company from engaging or competing in any line of business or in any geographic area or location; or

(t)

agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

4.8

Taxes.

(a)

Except as set forth on Schedule 4.8(a) of the Disclosure Schedule, each of the Companies has duly, timely and properly filed when due, all federal, state, local, foreign and other Tax Returns with respect to its sales, income, business or operations (including, without limitation, any consolidated Tax Returns in which it is included) in those jurisdictions identified on Schedule 4.8(a) of the Disclosure Schedule and such Tax Returns are, in all material respects, true, correct, complete and accurate and disclose all Taxes required to be paid by the Companies in such jurisdictions.  The Companies have duly paid all Taxes due in those jurisdictions identified on Schedule 4.8(a) of the Disclosure Schedule whether or not shown on a Tax Return.  True, complete and correct copies of all of the Tax Returns of the Companies for the past three (3) fiscal years have been previously provided to Buyer.  No jurisdiction in which any Company does not file Tax Returns has claimed that such Company is liable to file Tax Returns in that jurisdiction.

(b)

Except as provided in Schedule 4.6 of the Disclosure Schedule, all amounts required on the date hereof to be withheld by the Companies from customers or from or on behalf of Employees and others for income, social security, unemployment insurance and other Taxes have been collected or withheld and either paid to the appropriate Governmental Entity or set aside and, to the extent required by law, held in accounts for such purpose.

(c)

Except as set forth on Schedule 4.8(c) of the Disclosure Schedule, (i) there currently are no (nor have there been within the last three (3) years any) pending or, to the Knowledge of any Company, threatened actions or proceedings (including, without limitation, audit proceedings) by any applicable taxing authority for the assessment, collection, adjustment or deficiency of any material Taxes against any Company, and (ii) none of the Companies or any Subsidiary has received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to material liabilities for Taxes of any Company and, to the Knowledge of the Companies, there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis for such an action or proceeding or such a notice of deficiency or assessment.  Except as set forth on Schedule 4.8(c) of the Disclosure Schedule, no power of attorney has been executed by, or on behalf of, any Company with respect to any matter relating to Taxes which is currently in force.  Except as set forth on Schedule 4.8(c) of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any assessment or audit of any Tax or Tax Return of any Company for any period.  The Tax Returns of each of the Companies have been examined by the applicable taxing authority for the respective periods set forth on Schedule 4.8(c) of the Disclosure Schedule, and all deficiencies asserted as a result of such examinations (or as a result of any examination of the returns for earlier fiscal years) have been paid or finally settled.

(d)

None of the Companies has taken any action that would have the effect of deferring any Tax liability of any Company with respect to the sales, income, business or operations of any Company from a period ending on or prior to the Closing Date to a period ending after the Closing Date except for the election of S status under the Code by the Operating Companies.  There are no deferred Taxes owed by any Company other than any net recognized built-in gain of the Operating Companies in connection with the Contemplated Transactions.

(e)

No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Contemplated Transactions, by any Employee, officer, director, shareholder or other service provider of the Companies or the Business under any Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.  Neither the Companies nor the Business has any indemnity obligation on or after the Closing for any Taxes imposed under Section 4999 or 409A of the Code.

(f)

None of the Companies has (i) been a party to any consolidated Tax Return of any group of which one of the Companies has not been the parent corporation, or (ii) any liability or obligation to make any payment to any taxing authority or to its Affiliates on account of Taxes for any period ending on or prior to the Closing Date imposed under Section 1.1502-6 of the Income Tax Regulations or any similar provision of state or local laws or the provision of any Tax sharing agreements.  None of the Companies is a party to any Tax sharing agreements.

(g)

None of the Companies is currently the beneficiary of any extension of time within which to file any federal Tax Return other than for calendar year end 2007.  There are no Encumbrances for Taxes upon the assets of the Companies except for statutory liens for current Taxes not yet due.

(h)

The Companies are not required to account for differences between the amounts of the book basis and the tax basis of assets on the books of the Companies for federal income tax purposes.  None of the Companies will be required to recognize for income tax purposes in a taxable year beginning on or after the Closing Date any amount of income or gain which it would have been required to recognize under the accrual method of accounting for tax purposes in a tax period ending on or before the Closing Date as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or a change in method of accounting.

(i)

 None of the Companies is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(j)

Except for Jamestown, none of the Companies is a “foreign person” as that term is used in the Treasury Regulation Section 1.1445-2.

(k)

None of the Companies has been required to make any adjustment pursuant to IRC Section 481(a) or any similar provision of state, local or foreign tax law by reason of any change in any accounting methods, and there is no application pending with any Governmental Entity requesting permission for any change in any of its accounting methods for Tax purposes.  To the Companies’ Knowledge, no Governmental Entity has proposed any such adjustment or change in accounting method.

(l)

The Companies have not distributed stock of another Person, or had another Person distribute their stock, in a transaction that purported or was intended to be governed in whole or in part by IRC Section 355 or Section 361.

(m)

The Companies have not participated in a “reportable transaction” as described in Treas. Reg. §1.6011-4;

(n)

Each Person treated as an independent contractor by any Company is and has been properly classified as such under all applicable laws, rules and regulations as in existence on the date hereof except as described in Schedule 4.6 of the Disclosure Schedule; and

(o)

None of the Companies will be required to include in income for a period following the Closing an amount arising in a pre-Closing period, because of the use of the cash, installment, completed contract, long-term contract or other method of accounting.

4.9

Assets.

(a)

The Companies have good marketable and freely transferable title to all the Purchased Assets, including, without limitation, the properties and assets (tangible and intangible) reflected in the Financial Statements at the Balance Sheet Date, free and clear of all Encumbrances, except for Encumbrances set forth on Schedule 4.9(a) of the Disclosure

Schedule.  At the Closing, Buyer shall acquire good, marketable and freely transferable title to the Purchased Assets, free and clear of any Encumbrance.

(b)

None of the Companies owns any Real Property.  Schedule 4.9(b) of the Disclosure Schedule contains a complete and correct list of all Real Property leased by the Companies.  The Companies enjoy peaceful possession of all such property.  The Companies have previously delivered to Buyer true, complete and correct copies of all lease documents relating to such property.  All lease documents are unmodified, valid, binding and enforceable in accordance with their terms and are in full force and effect, and subject to required Consents in connection with the leases listed on Schedule 4.9(b) of the Disclosure Schedule, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing.  All work required to be done by any Company as a tenant on such Real Property has been duly and timely performed.  To the Knowledge of any Company, no event has occurred which constitutes or, with the passing of time or giving of notice, or both, would constitute, a default under any such lease document.

(c)

To the Knowledge of the Operating Companies, no Real Property leased by any Company is subject to any rights of way, building use restrictions, easements, reservations or limitations which would restrict Buyer from conducting the Business after the Closing in the same manner as conducted on the Closing Date.  The Operating Companies have not received written or posted notice of any pending condemnation or special assessment by any Governmental Entity that would result in the taking or all or any part of the Real Property and would materially affect the current use of any parcel of the Real Property.

(d)

All physical Properties and tangible Purchased Assets of the Companies (whether leased or owned) are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put and constitute all those necessary to operate the Business of the Companies as it is currently conducted and in accordance with recent historical practice, and are located on the Property of the Companies (except to the extent such assets are used or located off-Property by telecommuting Employees.  During the past twelve (12) months there has not been any significant interruption in the operations of the Companies due to the operating condition of such physical Properties.  Schedule 4.9(d) of the Disclosure Schedule sets forth a true and complete list of all equipment and other tangible assets owned by the Companies having an original cost in excess of $25,000 and regularly and customarily used by the Companies in the operations of their business.

(e)

To the actual knowledge of the Operating Companies (without due diligence or investigation), all Real Property leased by the Companies is in material compliance with any applicable health and safety laws, including the Americans with Disabilities Act and the Occupational Safety and Health Act, and none of the Operating Companies has received notification of any alleged violation.

4.10

Intellectual Property.

(a)

The Companies are the owner of all right, title and interest in and to each of the following that are being used in the Business of the Companies as currently conducted, and/or have been or are being developed or acquired for potential use in the Business of the

Companies and/or that are promoted, sold, licensed or otherwise distributed by the Companies to any third parties:

(i)

all computer programs and databases and their associated system and user documentation (collectively, the “Company Software Products”) set forth on Schedule 4.10(a)(i) of the Disclosure Schedule;

(ii)

all copyrights and copyright registrations and applications for registrations are set forth on Schedule 4.10(a)(ii) of the Disclosure Schedule (collectively, the “Copyrights”);

(iii)

all patents and patent applications set forth on Schedule 4.10(a)(iii) of the Disclosure Schedule (collectively, the “Patents”);

(iv)

all registered trademarks, registered service marks and registered trade names (collectively the “Marks”), and the registrations of, and/or applications to register, any one or more of the Marks in federal, state or foreign jurisdictions set forth on Schedule 4.10(a)(iv) of the Disclosure Schedule;

(v)

all Trade Secrets; and

(vi)

all registered internet domain names presently used by any of the Companies in connection with the Business as set forth on Schedule 4.10(a)(vi) of the Disclosure Schedule (collectively, “Domain Names”).

The items referred to in this Section 4.10(a) are herein referred to collectively as the “Company Intellectual Property Rights.”

(b)

Schedule 4.10(b) of the Disclosure Schedule sets forth a list of all license and similar agreements between any Company and third Party, under which such Company is granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the patent, copyright, Trade Secret, trademark or other proprietary rights of such third parties (collectively, the “Company License Rights”).  To the extent any such Company License Rights are assigned to Buyer, the Buyer will not, as a result of the execution and delivery of this Agreement or any Operative Document or the consummation of the Contemplated Transactions be in violation of or lose any rights pursuant to any license and similar agreements described in Schedule 4.10(b) of the Disclosure Schedule.  Except as set forth on Schedule 4.10(b) of the Disclosure Schedule, no Person is entitled to any royalty, fee and/or other payment or other consideration of whatever nature with respect to the Company License Rights or Company Intellectual Property Rights.  The Company License Rights and the Company Intellectual Property Rights are sometimes collectively referred to as the “Company Rights”.  The Company Rights constitute all such rights necessary to operate the Business of the Companies as it is currently conducted.

(c)

Schedule 4.10(c) of the Disclosure Schedule sets forth a list of all agreements under which any Company, or its respective Affiliates has granted any rights of whatever nature to third parties of, to or under the Company Rights.  All such rights granted have been and are non-exclusive.  True, correct and complete copies of all such agreements have been delivered or made available to Buyer.

(d)

No claims with respect to the Company Rights have been asserted or, to the Knowledge of the Companies, are threatened by any Person against the Companies, nor do the Companies have actual Knowledge of any valid grounds for any bona fide claims against the use by any Company of any Company Rights.  To the Knowledge of the Companies, as of the date hereof, there has not been and there is not any infringement, misappropriation or any other unauthorized use of any of the Company Rights by any third party, Employee, consultant or former Employee or consultant of any Company, except as described on Schedule 4.10(a)(vi) of the Disclosure Schedule.

(e)

Except as set forth on Schedule 4.10(e) of the Disclosure Schedule, all Marks, and all registrations of, and/or applications to register, such Marks as described in Section 4.10(a)(iv) and all Domain Names as described in Section 4.10(a)(vi) are valid, enforceable and subsisting.

(f)

None of the Companies has, by reason of its use, license, sale or other distribution of the Company Rights or otherwise, been alleged to have infringed upon, violated, misappropriated or misused any intellectual property right or other proprietary right (including, without limitation, any patent right, copyright, trade name or Trade Secret) of any third party.

(g)

No Company Rights are subject to any order restricting in any manner the use or licensing thereof by any Company.  The Companies have not entered into any agreement to indemnify and/or hold harmless any other Person from or against any cause of action, charge or other claim of infringement of any third party intellectual property rights other than pursuant to any Company License Rights.  The Companies have not entered into any agreement granting any third party the right to bring infringement actions, or otherwise to enforce rights with respect to any Company Rights or, except as disclosed in Schedule 4.10(g) of the Disclosure Schedule, with respect to any Company License Rights.

(h)

Whenever used in this Agreement: (i) “Company Computer Systems” means all the computer systems of the Companies including, without limitation, all mainframes, PC’s and other work stations, peripherals and other components, and the Company Software Products; (ii) “Licensed Software Products” means any software products licensed by third parties to the Companies, including, without limitation, the software products disclosed on Schedule 4.10(a)(i) or Schedule 4.10(b) of the Disclosure Schedule; (iii) “Licensed Computer Systems” means all mainframes, PC’s and other work stations, peripherals and other components, and the Licensed Software Products; and (iv) “Computer Systems” collectively refers to Company Computer Systems and Licensed Computer Systems.

(i)

Except as disclosed in Schedule 4.10(i) of the Disclosure Schedule, each of the Licensed Software Products and the Company Software Products, to the Knowledge of the Companies, conforms substantially to the functional and operational specifications set forth in the respective user manuals and other documentation for each such software product.  Except as disclosed in Schedule 4.10(i) of the Disclosure Schedule, the Companies own and have possession of all such technical documentation, software tools (including by way of example and not limitation, all source code, compilers, system documentation, statements of principles of operation and schematics, as applicable) for each of the Company Software Products.

(j)

Since January 1, 2003, all employees and consultants of the Companies as of the Closing Date who have created or developed any Company’s Intellectual Property Rights have signed written agreements that are valid and enforceable containing a confidentiality provision protecting the Trade Secrets of the respective Company and assigning to such Company his or her intellectual property rights in such intellectual property developed within the scope of his or her employment or engagement (as applicable) with such Company, except as set forth on Schedule 4.10(j) of the Disclosure Schedules.

4.11

Accounts Receivable.  Except as set forth on Schedule 4.11 of the Disclosure Schedule, all of the accounts, notes and other receivables of the Companies represent sales actually made in the Ordinary Course of Business for goods or services delivered or rendered in bona fide arm’s-length transactions, constitute only valid, undisputed claims, and have not been extended or rolled over in order to make them current and will be collected at their recorded amounts net of reserves for non collectibility reflected on the Financial Statements in accordance with GAAP.  Except as set forth in Schedule 4.11 of the Disclosure Schedule, no such account, note or other receivable has been assigned or pledged to any Person.

4.12

Contracts and Commitments.  Except as set forth on Schedule 4.12 of the Disclosure Schedule:

(a)

The Companies do not have any Contracts which either individually or in conjunction with other Contracts with the same party, and in connection with the same matter, relate to commitments in excess of $25,000 per annum or are otherwise material to their business, operations or prospects;

(b)

To the Knowledge of the Companies, no Contract or bid is anticipated to result in any loss to any Company upon completion or performance thereof, and no Contract or bid is at prices materially above or below the usual prices of the Companies for the same or similar products or services;

(c)

The Companies do not have any outstanding Contracts or arrangements (i) providing for the payment of any salary, bonus or commission based on sales or earnings, (ii) with an employee consultant or other service provider of any Company, including contracts providing for employment, consulting, deferred compensation or benefit plans or agreements to an employee, that has aggregate annual payments in excess of $100,000 and is not terminable on sixty (60) days notice or less or (iii) with any Related Person;

(d)

The Companies do not have any Contracts with an independent contractor or consultant that has aggregate annual payments in excess of $100,000 and is not terminable on sixty (60) days notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay;

(e)

The Companies do not have any Contracts relating to Company Rights (other than Company License Rights for off-the-shelf software);

(f)

The Companies do not have any Contracts pursuant to which they have guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of or indemnify or hold harmless other Persons other than in connection with the acquisition of the Companies by the ESOP Trust, Contracts not on the Operating Companies’ standard forms or Permanent Placement Agreements with clients, the Guaranty of Jamestown in favor of Medical Protective, and such other Indebtedness as listed on Schedule 4.12(k) of the Disclosure Schedule;

(g)

The Companies do not have any Contract which provides for contingent payments or earn-outs other than this Agreement and the Performance Share Plans of the Companies and Employment Agreements with Ken Shumard, Anne Anderson, Jim Ginter and Michael Pretiger;

(h)

The Companies do not have any (i) employee non-competition agreements, or (ii) agreements or policies that contain any severance or termination pay liabilities or obligations other than Employment Agreements with Ken Shumard, Anne Anderson, Jim Ginter and Michael Pretiger and the Performance Share Plans;

(i)

The Companies do not have any collective bargaining or union Contracts;

(j)

The Companies are not restricted by any Contract from carrying on their businesses as currently conducted anywhere in the world;

(k)

The Companies do not have any obligations for Indebtedness other than as set forth on Schedule 4.12(k) of the Disclosure Schedule;

(l)

The Companies do not have any outstanding loans to any Person (other than travel and entertainment advances to Employees in the Ordinary Course of Business);

(m)

The Operating Companies and Jamestown do not have a power of attorney outstanding or any obligations or liabilities as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person, except as disclosed in Sections 4.8(c) and 4.12(f);

(n)

None of the Companies are a party to any partnership or joint venture agreement whether or not a separate legal entity is created thereby;

(o)

None of the Companies are a party to any Contract (i) relating to the lease or similar arrangement of any machinery, equipment, motor vehicles, furniture, fixture or similar property except as identified on Schedule 4.12(a) of the Disclosure Schedule, (ii) to which any federal, state or local Governmental Entity or authority is a party, (iii) pursuant to which any Company is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets or stock of other Persons, (iv) relating to the sale or other disposition of any of its assets, Property or other rights except pursuant to the Performance Share Plans of the Companies, or (v) that would obligate any Company to repair, replace, accept the return of or make any refund in respect of any product or service sold or performed by any Company other than pursuant to any Permanent Placement Contract;

(p)

None of Companies are in breach or default, and to the Knowledge of the Operating Companies, there is no basis for any valid claim or breach or default, under any material Contract to which any Company is a party or by which any Company or any of it respective assets are bound and, to the Knowledge of the Companies, there exists no event or condition which (whether with or without notice, lapse of time, or both) would constitute a default thereunder, give rise to a right to accelerate, modify or terminate any provision thereof or give rise to any Encumbrance on its Property or a right to any additional or guaranteed payments; and to the Knowledge of the Companies, no other party to any such Contract is in breach or default thereof other than for delinquent or past due amounts for which adequate reserves have been established in the Financial Statements in accordance with GAAP;

(q)

None of the Companies’ agreements to provide goods and services are subject to any agreement that restricts the respective Company’s ability to change the price charged for such goods or services other than restrictions under Federal Supply Schedule Contracts regarding “economic price adjustments”; and

(r)

Each contract and agreement referred to in Schedule 4.12 of the Disclosure Schedule is valid and in full force and effect and constitutes a legal, valid and binding obligation of the applicable Company and, to the Knowledge of the Companies, the other parties thereto, enforceable in accordance with its terms, and will not cease to be valid and in full force and effect after the Closing Date, except to the extent any such Contract requires Consent that will not be procured pursuant to Section 2.5 hereof; accurate and complete copies thereof, together with all amendments thereto, have been heretofore delivered or made available to Buyer of all Contracts not on the Operating Companies’ standard forms.

4.13

Customers, Subcontractors and Suppliers.

(a)

Schedule 4.13(a) of the Disclosure Schedule contains a true and complete list of the 84 largest customers of the Companies in order of dollar volume of services provided during fiscal year ending 2007 and during the four-month period ended April 30, 2008, showing the total services provided in dollar volume to each such customer during each such period.

(b)

Schedule 4.13(b) of the Disclosure Schedule contains a true and complete list of the  25 largest suppliers of the Companies in order of dollar volume of purchases during fiscal year ending 2007 and during the four-month period ended April 30, 2008, showing the total purchases in dollars derived from each such supplier during each such period.

(c)

Except as set forth on Schedule 4.13(c) of the Disclosure Schedule:

(i)

There has not been any material adverse change and, to the Knowledge of the Companies, there are no facts which may reasonably be expected to indicate that any material adverse change may occur in the business relationship of any Company with any customer or supplier named on Schedules 4.13(a) or 4.13(b) of the Disclosure Schedule or any other material customer, subcontractor or supplier.

(ii)

The Companies have not engaged in any disputes with any customers or suppliers named on Schedules 4.13(a) or 4.13(b) of the Disclosure Schedule outside the Ordinary Course of Business during the past twelve (12) months and the Companies do not have any Knowledge that any such customer, subcontractor or supplier intends to discontinue or adversely modify their relationship with any Company after the Closing Date.  In addition, with respect to any customers or suppliers named on Schedules 4.13(a) or 4.13(b) of the Disclosure Schedule, the Companies do not have any Knowledge that any customer or group of customers of any Company is materially dissatisfied with such Company.  During the two year period prior to the date hereof none of the Companies has granted any rebate or discount to any customer other than volume discounts granted in the Ordinary Course of Business consistent with past practice.

(d)

A list of all of the sales representatives and agents of the Companies for the past two (2) years is set forth on Schedule 4.13(d) of the Disclosure Schedule.  The Companies are not engaged in any material disputes with any of such sales representatives or agents and to the Knowledge of the Companies, no such material disputes are threatened.

4.14

Insurance.

(a)

The Companies have delivered or made available to Buyer:

(i)

true and correct copies of all policies of insurance to which the any Company is a party or under which any Company, or any officer or director of any Company, is or has been covered at any time within three (3) years preceding the date of this Agreement; and

(ii)

true and complete copies of all pending applications for policies of insurance.

(b)

Schedule 4.14(b) of the Disclosure Schedule contains a true and complete list of:

(i)

any self-insurance arrangement by or affecting any Company, including any reserves established thereunder;

(ii)

all insurance policies (excluding the life policy on Ken Shumard to be transferred to him prior to Closing including, but not limited to, liability, property and casualty, workers compensation, directors and officers liability, surety bonds, key man or corporate owned life insurance, vehicular and other insurance policies and contracts) covering any Company or otherwise held by or on behalf of it, or any aspect of its assets or business, indicating the type of coverage, name of insured, the insurer, the amount of coverage, the deductibles, the premium, the expiration date, and other material terms thereof and the aggregate amounts paid thereunder;

(iii)

any Contract, other than a policy for insurance, for the transfer or sharing of any risk by any Company; and

(iv)

all obligations of the Companies to third parties with respect to insurance (including such obligations under leases and service agreements but excluding certificates or other instruments naming such party as an additional insured or providing minimum levels of coverage or as required by any Lease) and identifies the policy under which such coverage is provided.

(c)

Except as set forth on Schedule 4.14(c) of the Disclosure Schedule, there are no pending claims under any of the foregoing.  The Companies do not know of any reason why any of such insurance policies will be terminated, suspended, modified or amended, or not renewed on substantially identical terms (including, without limitation, premium costs), or will require alteration of any equipment or any improvements to Real Property occupied by or leased to or by any Company, or the purchase of additional equipment, or the modification of any of the methods of doing business.  Schedule 4.14(c) of the Disclosure Schedule also identifies the workers’ compensation and unemployment insurance ratings of the Companies with respect to Employees.  No party to any such insurance policy is in default with respect thereto, nor does any condition exist that with notice or lapse of time or both would constitute such a default by any party thereunder.  None of the Companies have failed to give any notice or present any claim under any such insurance policy in due or timely fashion or as required thereby in a manner which may jeopardize full recovery thereunder.  Complete and accurate copies of all such policies and related documentation have previously been delivered or made available to Buyer.

(d)

The loss reserves of Jamestown have been and are in compliance with the statutory requirements of CIMA using a 75% confidence level as required thereby and have been evaluated by an independent actuarial firm using actuarial methods that are typical and ordinary for the risks insured.  The Companies do not, on the Closing Date, have any actual knowledge of any reason that would reasonably indicate that the aggregate loss reserves of Jamestown as of the Closing Date are insufficient in any material respect to pay the aggregate amount of all claims incurred prior to the Closing Date for which Jamestown is liable; with the disclaimer that the Companies do not guaranty or warrant the actual financial loss or gain of Jamestown with respect to all or any claims incurred prior to Closing and further disclaimer that the loss or liability with respect to any individual claim or claims incurred prior to the Closing, whether known or included in the estimate of incurred but not reported claims on the Closing Date, may exceed the amount of the current or estimated loss reserve for such individual claim or claims.

4.15

Litigation, etc.  Except as set forth on Schedule 4.15 of the Disclosure Schedule, there has not been in the thirty-six (36) months prior to the date hereof, nor is there currently, any claim, action, suit, inquiry, proceeding or investigation of any kind or nature whatsoever, by or before any court or Governmental Entity or other regulatory or administrative agency or commission or tribunal pending or, to the Knowledge of the Companies, threatened against or involving or potentially involving any Company or its business, assets, Properties, shareholders, officers or directors, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Companies pursuant to this Agreement or in connection with the Contemplated Transactions; and, to the Knowledge of the Companies, there is no valid basis for any such claim, action, suit, inquiry, proceeding or investigation.  None of the Companies are subject to any outstanding judgment, order, decree or legal requirement which involves more than $50,000.  The Companies have delivered or made available to Buyer accurate and complete case summaries relating to any of the foregoing.

4.16

Compliance with Law; Necessary Authorizations; Securities Matters.

(a)

Except as set forth on Schedule 4.16(a) of the Disclosure Schedule, each Company is duly complying and has duly complied at all times with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Permits, authorizations, judgments and decrees of all Governmental Entities, in respect of its Business, operations and Properties except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as disclosed on Schedule 4.16(a) of the Disclosure Schedule, none of the Companies, or, to the Knowledge of the Companies, any of their respective shareholders, officers, directors or Employees is the subject of any investigation by any Governmental Entity relating to the Business of the Companies

(b)

Except as set forth on Schedule 4.16(b) of the Disclosure Schedule, the Companies have duly obtained all Permits, concessions, grants, franchises, licenses and other governmental authorizations, Consents, and approvals necessary for the conduct of their Business on the date hereof, except where the failure to so obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each of the foregoing is set forth on Schedule 4.16(b) of the Disclosure Schedule and is in full force and effect and is, except as set forth on Schedule 4.16(b) of the Disclosure Schedule, freely assignable to Buyer; each Company and is in compliance with all material terms of all the foregoing; there are no proceedings pending or, to the Knowledge of the Companies, threatened which may result in the revocation, cancellation, suspension or modification thereof, and the Companies do not have any Knowledge of any basis therefor.  Other than the Consent of CIMA, the consummation of the Contemplated Transactions will not result in the revocation, cancellation, suspension or modification nor require the any Company or Buyer to make any filing or take any action in order to maintain the validity of any item listed on Schedule 4.16(b) of the Disclosure Schedule.

(c)

None of the Companies has entered into any settlement agreement with any Governmental Entity, or with respect to any litigation involving a Governmental Entity.

4.17

Environmental Matters.

(a)

All of the operations of the Companies comply and have at all times complied, in all material respects, with all applicable Environmental Laws, and the Companies are not subject to any Environmental Liabilities.  None of the Companies or, to the Knowledge of the Companies, any other Person, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from the Real Property, except in compliance with all applicable Environmental Laws.

(b)

To the Knowledge of the Companies, none of the Real Property or any assets of any Company contain any Hazardous Substances in, on, over, under or at such Real Property in concentrations or amounts which would violate Environmental Laws would be reasonably likely to result in the imposition of an Environmental Liability on any Operating Company under any Lease, including any liability or obligation for the assessment, investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property.  The Companies have not received any notice or claim, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities with respect to the Real Property, any assets of the Companies or the conduct of the Business.

(c)

To the Knowledge of the Companies, there are no conditions existing at any Real Property or with respect to the Business or any other assets of the Companies, that require, or which with the giving of notice or the passage of time or both may require monitoring, assessment, investigation, remedial or corrective action, or removal or closure pursuant to the Environmental Laws.

(d)

The Companies have provided to Buyer all environmental reports, assessments, audits, studies, investigations, data and other written environmental information in their custody, possession or control concerning their assets, the Business and the Real Property.

4.18

Labor Matters.  The Companies are not a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent any Employee.  No strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred, been threatened or, to the Knowledge of the Companies, is anticipated with respect to any Employee.  There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending, threatened or, to the Knowledge of the Companies, anticipated with respect to any Employee.  The Companies have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act.  Except as set forth on Schedule 4.18 of the Disclosure Schedule, the Companies are in compliance in all material respects with all applicable laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker classification, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act.  Except as set forth on Schedule 4.18 of the Disclosure Schedule, there have been no claims of harassment, discrimination, retaliatory act or similar actions against any Employee at any time during the past four (4) years and, to the Knowledge of the Companies, no facts exist that could reasonably be expected to give rise to such claims or actions.

4.19

Employee Benefit Plans.

(a)

Schedule 4.19(a) of the Disclosure Schedule sets forth a true and complete list of all Plans.  No Plan is mandated by a government other than the United States or is subject to the laws of a jurisdiction outside the United States.  The Companies have made available to Buyer:  (i) copies of all material documents setting forth the terms of each Plan, including all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent actuarial reports (if applicable) for all Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Plan; (v) all material written contracts, instruments or agreements relating to each Plan, including administrative service agreements and group insurance contracts; (vi) the most recent IRS determination or opinion letter issued with respect to each Plan intended to be qualified under Section 401(a) of the Code; and (vii) all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program.

(b)

None of the Companies, any of their respective ERISA Affiliates or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(c)

Each Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter (or for any Plan that is not the ESOP, the prototype form plan document on which such Plan is based has received an opinion letter or advisory letter) from the IRS upon which it may rely regarding its qualified status under the Code and with respect to the ESOP, upon which it may rely regarding its qualified status under the Code and status as an “employee stock ownership plan” under Sections 409 and 4975(e)(7) of the Code, and nothing has occurred, whether by action or by failure to act, that caused or could reasonably be expected to cause the loss of such status or the imposition of any penalty or material Tax liability.

(d)

All payments required by each Plan or by applicable law (including, without limitation, all contributions, insurance premiums or inter-company charges) with respect to all prior periods have been made or provided for by the Companies or the Business in accordance with the provisions of each of the Plans, applicable law and GAAP.  Each Plan complies in form and operation in all material respects with its terms and applicable law, including, without limitation, ERISA and the Code.  No non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred with respect to the Plans that could reasonably be expected to result in a material Tax or penalty on any Company, and the consummation of the Contemplated Transactions will not give rise to any such prohibited transaction.

(e)

No proceeding has been threatened, asserted, instituted or, to the Knowledge of the Companies, is anticipated against any of the Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, or any of the assets of any trust of any of the Plans.  No Plan is under, and the Companies have not received any notice of, an audit or investigation by the IRS, Department of Labor or any other

Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty.

(f)

No Plan provides post-retirement health and welfare benefits to any current or former employee of the Business, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable law.  With respect to each Plan that is funded mostly or partially through an insurance policy, none of the Companies nor any ERISA Affiliate has any liability in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liabilities arising wholly or partially out of events occurring on or before the Closing Date.

(g)

Except as set forth on Schedule 4.19(g) of the Disclosure Schedule, the consummation of the Contemplated Transactions alone, or in combination with any other event, including a termination of any Employee, director, stockholder or other service provider of the Business (whether current, former or retired) or their beneficiaries, will not give rise to any liability under any Plan, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Employee, director, stockholder or other service provider of the Business (whether current, former or retired) or their beneficiaries.

(h)

None of the Companies has made any promises or commitments, whether legally binding or not, to create any additional Plan, agreement or arrangement, or to modify or change in any material way any existing Plan other than such Plan amendments to the ESOP as may be approved by the Board of Directors prior to Closing.  Each Plan may be amended, terminated, modified or otherwise revised, other than with respect to the nondiscrimination rules and benefits protected under Sections 401(a)(4) and 411(d), respectively, of the Code, on and after the Closing Date, without further material liability to the Business (excluding ordinary administrative expenses, routine claims for benefits and distributions on termination of the ESOP).

(i)

Except as set forth on Schedule 4.19(i) of the Disclosure Schedule, none of the Companies has unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code and is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.  Each Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof.

(j)

Any individual who performs services for the Business and who is not treated as an employee for United States federal income tax purposes by the Companies or the Business is not an employee under applicable law as of the Closing Date or for any purpose including, without limitation, for Tax withholding purposes or Plan purposes, except as disclosed on Schedule 4.6 of the Disclosure Schedule.  The Business has no liability by reason of an individual who performs or performed services for the Business in any capacity being improperly excluded from participating in a Plan.  Each employee of the Business has been properly classified as “exempt” or “non-exempt” under applicable law.  No individual who performs services for any of the Operating Companies is employed by an employee leasing company or similar organization, except for periodic use of temporary staffing companies.

(k)

Schedule 4.19(k) of the Disclosure Schedule contains a list, as of December 31, 2007, of the aggregate number of shares allocated and unallocated and held in the suspense account under the ESOP.  The ESOP Trustee has been properly appointed as the trustee of the ESOP Trust.

4.20

Employees.

(a)

Schedule 4.20(a) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee and/or director of each Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2007; and service credited for purposes of vesting and eligibility to participate under the Plans.

(b)

Except as set forth on Schedule 4.20(b) of the Disclosure Schedule, no employee or director of the Companies is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non competition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the respective Company, or (ii) the ability of any Company to conduct its business.

4.21

Business Generally.  To the Knowledge of the Companies, no events or transactions have occurred which could reasonably be expected to have a Material Adverse Effect.

4.22

Questionable Payments.  None of the Companies or any shareholder, director, officer, agent, employee, or any other Person acting on behalf of any Company has, Directly or Indirectly, used any Company funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

4.23

Finders.  Other than as set forth on Schedule 4.23 of the Disclosure Schedule, no person is entitled to receive from any of the Companies any finder’s fee, brokerage or other commission in connection with this Agreement or the sale and purchase of all or part of the Companies’ assets and Properties.  None of the Companies or any of its respective shareholders, directors or officers, has taken any action that, Directly or Indirectly, would obligate Buyer to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the Contemplated Transactions.

4.24

Bank Accounts.  Schedule 4.24 of the Disclosure Schedule contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any Company (other than Holdings) has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and (c) the name of every Person authorized to draw thereon or having access thereto.

4.25

Jamestown.  Jamestown represents and warrants that it:

(a)

holds an unrestricted Class B insurance license in the Cayman Islands;

(b)

is in material compliance with the applicable laws, rules and regulations of CIMA, and has not received any notice or communication, formal or informal, from CIMA regarding any actual, alleged or potential violation of or failure to comply with any law, rule or regulation of CIMA;

(c)

has secured a twenty-year exemption from any system of taxation that may subsequently be enacted in the Cayman Islands;

(d)

has avoided conducting business within any U.S. state or federal district of the United States in such a manner as to subject Jamestown to the regulatory or tax jurisdiction of such state or district;

(e)

has not been notified by any U.S. insurance regulatory agency, including the insurance commissioner or similar officer of any U.S. state or federal district, that it is being investigated for any unauthorized insurance activities or has, in the view of that office, committed any violations of any state insurance law;

(f)

has avoided conducting business within the United States in such a manner as to subject it to U.S. federal income taxation as a result of Jamestown’s own actions (separate and apart from taxation as a result of its ownership by U.S. taxpayers);

(g)

has not been notified by the IRS that it has been determined to be conducting a trade or business in the U.S. and is thereby subject to U.S. federal income taxation as a result of Jamestown’s own actions (separate and apart from taxation as a result of its ownership by U.S. taxpayers);

(h)

the only reported claims against Jamestown on the date of signing of this Agreement are on Schedule 4.25(h) of the Disclosure Schedule.

4.26

Disclosure.  No representation or warranty by the Companies in this Agreement to Buyer or any of its representatives by or on behalf of the Companies, pursuant to this Agreement, the Disclosure Schedule or any supplement to the Disclosure Schedule, any certificates delivered hereunder contains or will contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances under which it was made, not false or misleading.

All copies of Contracts and other documents made available to Buyer or any of its representatives pursuant hereto are complete and accurate.

4.27

Treasury Forms.  All necessary filings of the U.S. Treasury Form 90-22.1 regarding a financial interest in, or signature or other authority over, a foreign financial account have been made for all applicable years with respect to the operation of Jamestown and its ownership of a foreign financial account.  Such filings have been made, as applicable, by or on behalf of Holdings, MDA, and those officers or employees of MDA or Holdings who possessed signature or other authority within the definitions of the Treasury Form 90-22.1.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ESOP TRUST

The ESOP Trust hereby represents and warrants to Buyer as follows:

5.1

Organization.  The ESOP Trust is a trust duly organized, validly existing and in good standing under the laws of the State of Illinois.

5.2

Authority Relative to this Agreement; No Violation.  The ESOP Trustee:

(a)

is a fiduciary of the ESOP as described in Section 3(21)(A) of ERISA and is independent of all other parties to the Contemplated Transactions;

(b)

is vested with the authority to act on behalf of the ESOP to the extent specified in the ESOP Trust and except as otherwise provided under ERISA with respect to the responsibilities of the Board of Directors as “appointing fiduciaries”; and

(c)

has the power and authority to act on behalf of the ESOP Trust, to execute and deliver this Agreement in its capacity as ESOP Trustee for, and on behalf of, the ESOP Trust, to consummate the Contemplated Transactions and to carry out fully its obligations hereunder.

The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by the ESOP Trustee; and, except as required by Section 7.17 no other proceedings on the part of the ESOP, the ESOP Trust or the ESOP Trustee are necessary to authorize this Agreement and the Contemplated Transactions.  This Agreement has been duly and validly executed and delivered by the ESOP Trustee solely in its capacity as trustee for, and on behalf of, the ESOP Trust and not in its individual or corporate capacity and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes the legal, valid and binding agreements of the ESOP Trust, enforceable against the ESOP Trust in accordance with its terms (except insofar as enforceability may be limited by the provisions of Section 7.17  or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).  No governmental authorization is required to be made or obtained by the ESOP Trust for the execution and delivery by the ESOP Trustee of this Agreement or the consummation by the ESOP Trust of the Contemplated Transactions.  No governmental authorization or other Consent is required in connection with executing or carrying out this Agreement; and, except as required by Section 7.17, neither the ESOP Trustee nor the ESOP Trust is subject to or obligated under any charter, bylaw, contract or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated, or cause a default or acceleration (with or without notice or lapse of time, or both), by its executing or carrying out this Agreement.

5.3

Conflicts, etc.  Except as set forth on Schedule 5.3 of the Disclosure Schedule and as required by Section 7.17, none of the execution and delivery by the ESOP Trustee in its capacity as trustee for, and on behalf of, the ESOP Trust, of this Agreement, the performance by the ESOP Trustee in its capacity as trustee for the ESOP Trust, of its obligations hereunder and the consummation of the Contemplated Transactions:

(a)

conflicts with or violates any provision of the ESOP or ESOP Trust;

(b)

conflicts with, results in (with or without due notice or lapse of time or both) a material breach of, constitutes (with or without due notice or lapse of time or both) a material default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel, or results in the loss of any material rights, privileges, options or alternatives under, any instrument, contract, agreement, arrangement or understanding to which the ESOP Trust is a party or by which the ESOP Trust is bound or to which any of its respective properties or assets is subject;

(c)

results in the imposition of any lien upon the assets of the ESOP Trust; or

(d)

violates in any material respect any law applicable to the ESOP or the ESOP Trust or any of the properties or assets of the ESOP Trust.

5.4

Title.  The ESOP Trust is the record owner of all of the assets of the ESOP Trust; and, except as set forth on Schedule 5.4 of the Disclosure Schedule, the ESOP Trust has good and valid title to all such assets, free and clear of all liens.

5.5

Investigations; Litigation.  No Governmental Entity has notified Holdings or the ESOP Trustee of an intention to conduct an investigation or a review of the ESOP or the ESOP Trust by the Governmental Entity, and no investigation or review by any Governmental Entity with respect to the ESOP or the ESOP Trust is pending.  There are no actions, suits or proceedings pending (or, to the Knowledge of the ESOP Trust, threatened) against or by the ESOP or the ESOP Trust before any Governmental Entity or third party, which would be reasonably likely to have a Material Adverse Effect on the ESOP or the ESOP Trust.

5.6

Legal Counsel; Independent Financial Advisor.  The ESOP Trustee has retained independent legal counsel knowledgeable in matters regarding ERISA fiduciary responsibilities to advise the ESOP Trustee regarding this Agreement and the Contemplated Transactions. The ESOP Trustee has also retained an independent financial advisor knowledgeable in matters regarding ESOPs to advise the ESOP Trustee regarding the financial fairness of the Contemplated Transactions.  The ESOP Trustee has preliminarily concluded that, as of the date of this Agreement, (a) the Contemplated Transactions are prudent and in the  interest of the participants and the consideration to be received by the ESOP Trustee is in the interest of and fair to the ESOP from a financial point of view, and (b) the Contemplated Transactions are consistent with ERISA or the Code, including the fiduciary duty rules under ERISA, and do not constitute a non-exempt prohibited transaction under ERISA and the Code, including that the consideration to be received by the ESOP Trust in the Contemplated Transactions is not less than adequate consideration as defined in Section 3(18)(B) of ERISA.

5.7

Opinion of Financial Advisor.  The ESOP Trustee has received a preliminary opinion from its financial advisor, which is in the form annexed hereto as Exhibit I to the effect that:

(a)

the consideration to be received by the ESOP Trust in the Contemplated Transactions is not less than “adequate consideration” (as defined in Section 3(18)(B) of ERISA), and

(b)

the Contemplated Transactions, including the sale of the Purchased Assets and the Shares, are fair to the ESOP from a financial point of view (the “Preliminary Opinion”).  The Preliminary Opinion is effective as of the date hereof.  Subject to a satisfactory review of the Companies by the financial advisor which covers the period beginning on the day after the date hereof and ending on the Closing Date, unless there is a Material Adverse Effect, the financial advisor will issue a final opinion, dated as of the Closing Date, in substantially the same form as the Preliminary Opinion.

(c)

The opinion of the financial advisor will be made:

(i)

solely to the ESOP Trustee, and

(ii)

cannot be relied upon by any other Person, for any purpose, other than the ESOP Trustee.

5.8

No Brokers.  Neither the ESOP Trust nor the ESOP Trustee has any liability of any kind to any broker, finder, agent or other Person for any commission, fee or similar compensation with respect to the Contemplated Transactions.

5.9

Excise Taxes.  The consummation of the transactions contemplated by this Agreement will not give rise to an excise tax under Section 4975 or 4978 of the Code.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Companies and the ESOP Trust as follows:

6.1

Organization and Qualification.  Buyer is duly organized, validly existing and in good standing in its jurisdiction of organization.

6.2

Authority; No Breach.

(a)

Buyer has all requisite power and authority to execute and deliver this Agreement and the Operative Documents to which it is a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Operative Documents to which it is a party have been duly authorized by all necessary action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and the Operative Documents to which it is a party shall be, when executed and delivered by Buyer, duly executed and delivered by Buyer.  This Agreement constitutes, and the Operative Documents to which Buyer is a party shall constitute, when executed and delivered by Buyer, Buyer’s legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

(b)

Neither the execution and delivery of this Agreement or any Operative Document by Buyer nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by Buyer of its obligations hereunder or thereunder do or will at the Closing:  (i) violate any provision of its certificate of incorporation, by-laws or other governing documentation; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which it is a party or by which any of its assets or properties is subject or bound; (iii) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, permit, decree, order, or process of any Governmental Entity to which Buyer or any of its assets or properties is subject; (iv) require Buyer or any Company to obtain any Consent.

6.3

Certain Proceedings.  There is no action, suit, inquiry, proceeding or investigation of any kind or nature whatsoever, by or before any court or Governmental Entity or other regulatory or administrative agency or commission or tribunal pending against or involving Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s knowledge, no such action, suit, inquiry, proceeding or investigation has been threatened.

6.4

Finders.  Buyer has not taken any action that, Directly or Indirectly, would obligate any Company to pay a fee to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

6.5

Buyer's Investigation.

(a)

Buyer acknowledges and agrees that it is consummating the Contemplated Transactions without any representation or warranty, express or implied, by any Person, except for the representations and warranties of the Operating Companies expressly set forth ARTICLE IV and the representations and warranties of the ESOP Trust expressly set forth on ARTICLE V, and as and to the extent required by this Agreement to be set forth in the Disclosure Schedules.

(b)

In connection with Buyer's investigation of the Companies, the Companies prepared and made available to Buyer and its Representatives certain projections, including projected statements of operating revenues and income from operations of the Companies.  Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, (ii) Buyer is familiar with such uncertainties, (iii) Buyer has not relied on any such estimates, projections and other forecasts and plans so furnished to it, and (iv) none of the Companies have prepared, confirmed, represented, warranted, approved or in any way affirmed, commented on or validated any such estimates, projections or other forecasts or plans.

6.6

Litigation and Actions Pending.  There is no litigation, action, suit, investigation, judgment, injunction, decree, writ, rulings or proceeding pending or, to the Knowledge of Buyer, threatened against Buyer or any of its properties, in or before any Government Entity with respect to execution, delivery or performance of this Agreement or any Operative Document.

6.7

Compliance with Laws.  Buyer is in material compliance with all applicable laws, rules and regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect on Buyer.

6.8

Net Worth.  Immediately after the consummation of the Contemplated Transactions, Buyer will have positive net worth (calculated in accordance with generally accepted accounting principles), will not be insolvent (as defined under the U.S. Bankruptcy Code) and will have adequate capitalization to pay its debts as they mature.

ARTICLE VII
COVENANTS

7.1

Conduct of the Business.

(a)

Except as set forth on Schedule 7.1 of the Disclosure Schedule, from the date hereof and until the Closing Date, except as contemplated by this Agreement or expressly consented to by an instrument in writing signed by Buyer, Companies will:

(i)

conduct their business and operations only in the Ordinary Course of Business, consistent with past practice, except for the assignment of certain life insurance on Kenneth Shumard to him prior to Closing;

(ii)

maintain and preserve their Properties in good repair, order and condition, including, without limitation, performing, in a manner and on a basis consistent with past practice, all periodic maintenance and necessary reconditioning;

(iii)

preserve their business operations and organizations intact;

(iv)

keep available the services of their current officers, managers and satisfactorily performing Employees;

(v)

preserve their current advantageous business relationships, including, without limitation, the goodwill of their customers, subcontractors, and suppliers and others having business relationships with it;

(vi)

pay when due, all accounts payable;

(vii)

not grant any equity award or any increase in the rate or terms of compensation payable, or to become payable to any of their shareholders, directors, officers, managers or Employees other than pursuant to any existing Plan or arrangement;

(viii)

not hire any new Employees, except in the Ordinary Course of Business consistent with past practice so long as such hiring is with respect to Employees with an annual base salary and incentive compensation opportunity not to exceed $50,000;

(ix)

not pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Plan to any Employee, officer, director or other service provider of the Business, whether past or present;

(x)

except as required to ensure that any Plan is not then out of compliance with applicable law, not enter into or adopt any new, or increase benefits under or, except as otherwise provided or authorized by this Agreement, renew, amend or terminate any existing, Plan;

(xi)

not enter into any agreement or make any other commitment involving an amount in excess of $50,000 except in the Ordinary Course of Business;

(xii)

not, Directly or Indirectly, redeem, purchase or otherwise acquire any of their shares of capital stock or authorize any stock split or recapitalization, and

(xiii)

other than with respect to a dividend of Excess Cash from Jamestown, not declare or pay any dividend.

Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, prior to the Closing Date, the Companies will use all Reasonable Efforts to cause the Companies not take any action which would result in the incorrectness as of the Closing Date of any representation and warranty contained in ARTICLE IV without the prior written consent of Buyer.

(b)

During the Earn-Out Period, Buyer agrees to:

(i)

leave the Companies’ business structure substantially intact and autonomous;

(ii)

operate the Business in a manner consistent with past practices except for changes needed to bring the Business into compliance with applicable laws and except for such changes with regard to Jamestown as have been approved by Holdings and CIMA prior to Closing; and

(iii)

appoint Anne Anderson and Michael Pretiger as directors of Jamestown or any successor organization or entity of Jamestown.

7.2

Company Records.  Prior to the Closing Date, the Companies shall afford Buyer and its attorneys, accountants and representatives, free and full access to the Companies’ business, books, records and Employees, and shall provide to Buyer and its representatives such additional financial and operating data and other information as Buyer shall from time to time reasonably request.

7.3

Filings and Authorizations.  The Companies and Buyer, as promptly as practicable, (i) shall make, or cause to be made, all such filings and submissions under laws, rules and regulations applicable to it or their Affiliates, as may be required to consummate the Contemplated Transactions, in accordance with the terms of this Agreement, (ii) shall use Reasonable Efforts to obtain, or cause to be obtained, all Consents necessary to be obtained by it or their Affiliates, in order to consummate the Contemplated Transactions, and (iii) shall use all Reasonable Efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it or them to fulfill its or their obligations hereunder.  The Companies and Buyer shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

7.4

Discussions with Others.  From the date hereof until the Closing Date or the termination of this Agreement pursuant to Section 11.1 hereof, none of the Companies, the ESOP Trust their respective officers, directors, Employees or representatives will solicit or enter into discussions or negotiations with any party other than Buyer or encourage, facilitate, initiate or participate in any discussions with any party other than Buyer, with regard to a purchase and sale of any portion of the securities or ownership interests of any Company, any material portion of the assets of any Company or any merger or consolidation of any Company with any third party.

7.5

Insurance.  Prior to the Closing, each of the Companies shall cause Buyer to be named as a third party insured with respect to the Companies’ director and officer/fiduciary insurance policy and EPLI insurance policy, and shall not permit such policies to terminate prior to the termination date set forth on each of such policies.

7.6

Cash Collections.  All payments received after the Closing by any Operating Company in connection with or arising out of the Business, the Purchased Assets or the Assumed Liabilities for any period after the Closing Date shall be promptly paid over to Buyer (without right of set-off) as promptly as practicable but in no event more than one (1) Business Day after receipt.  Any such payment or reimbursement shall:  (i) be held by the Person receiving it in trust for Buyer, (ii) be paid over to Buyer without right of set-off as promptly as practicable, and (iii) not constitute property of any Operating Company or such Person.  The Operating Companies shall cooperate with Buyer to cause all future payments and reimbursements by any third-party for any period after the Closing Date to be promptly paid directly to Buyer or its designee.

7.7

Updating Schedules.  The Operating Companies and ESOP Trust shall promptly supplement or amend the various Schedules to this Agreement to reflect events and circumstances that occur between the date of this Agreement and Closing, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Schedules or which are necessary to correct any information in such Schedules which has been rendered inaccurate by such events and circumstances; provided, however, if such Operating Company’s or ESOP Trust’s supplementation or amendment of a Schedule based upon events or circumstances that occur between the date of this Agreement and the Closing Date gives rise to an event which could result in a Claim for damages or breach by the Buyer, or causes a failure of any closing condition set forth in ARTICLE VIII of this Agreement, then the Buyer shall have the right (i) to terminate this Agreement in accordance with  Section 11.1 hereof or (ii) consummate the Contemplated Transactions, it being understood that the Operating Companies shall indemnify Buyer for such supplemented or amended matters under the same terms and conditions set forth in ARTICLE IX hereof.

7.8

Use of Names of the Companies.  Effective as of immediately after the Closing each of the Companies shall: (i) change its name to a name reasonably satisfactory to Buyer that does not include the name “MDA”, “Medical Doctor Associates”, “MDA Holdings”, “Credent Verification and Licensing”, “Credent”, “Allied Health” or any derivation thereof, (ii) shall make such filings necessary to withdraw its right to use “MDA”, “Medical Doctor Associates”, “MDA Holdings”, “Credent Verification and Licensing”, “Credent”, “Allied Health” or any derivation thereof as an assumed name in any jurisdiction, and (iii) cease using the name “MDA”, “Medical Doctor Associates”, “MDA Holdings”, “Credent Verification and Licensing”, “Credent”, “Allied Health” or any derivation thereof.

7.9

Discharge of Excluded Liabilities.  At or prior to the Closing, each of the Companies shall discharge all obligations and liabilities relating to the Excluded Liabilities that are then due and payable or are set forth on Schedule 7.9 of the Disclosure Schedule (including all Indebtedness set forth in Schedule 7.9 of the Disclosure Schedule).

7.10

Payroll Reporting and Withholding.  With respect to each Employee who becomes an employee of Buyer, Buyer shall adopt (i) the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53.  Under this procedure, Buyer as the successor employer shall provide Forms W-2 to such employees reflecting all wages paid and taxes withheld by Buyer as the successor employer for the portion of the calendar year beginning on the day after the Closing Date.  The Companies as the predecessor employers shall provide Forms W-2 to such employees reflecting all wages paid and taxes withheld by the Companies for the portion of the calendar year beginning January 1, 2008 and ending on the Closing Date.  Buyer shall adopt the “standard procedure” of Rev. Proc. 2004-53 for purposes of IRS Forms W-4 (Employee’s Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate).  Under this procedure, Buyer shall keep on file the Forms W-4 and W-5 provided by such employees for the period required by applicable law concerning record retention.  Buyer shall obtain new IRS Forms W-4 and W-5 with respect to such employees.

7.11

Employment.

(a)

Buyer will make offers of employment to all employees of the Companies other than the employees listed on Schedule 7.11 of the Disclosure Schedule having substantially similar compensation terms (salary and bonus) that they received as of immediately prior to the Closing; provided, however, that such offers of employment shall be contingent on the Closing actually occurring.  Buyer will also provide benefits to such employees who commence employment with Buyer which, when taken as a whole, are substantially the same as the benefits provided by the Companies to such employees immediately prior to the Closing, other than benefits attributable to the ESOP.  Transferred Employees will receive full credit for their service with the Operating Companies prior to the Closing Date for purposes of eligibility and, to the extent applicable, vesting, under Buyer’s Employee Benefit Plans, solely to the extent past service was recognized and properly accrued for such Transferred Employees under the comparable Plans immediately prior to the Closing, and to the extent past service is credited under such Plans for similarly situated Employees of Buyer.  Notwithstanding the foregoing, nothing in this Section 7.11 shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under any Employee Benefit Plan, or (iii) service credit under a newly established plan for which prior service is not taken into account for employees of Buyer and its subsidiaries generally.  Notwithstanding the foregoing, nothing herein shall be construed as to prevent Buyer from terminating the employment of any Transferred Employee at any time after the Closing Date for any reason (or no reason), except as otherwise set forth in a written employment agreement executed by Buyer and such Employee.  The Companies shall deliver to Buyer as of the Closing Date all personnel files relating to any Employee who becomes an employee of Buyer.

(b)

Notwithstanding anything in this Section 7.11 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Employee Benefit Plan maintained by Buyer or any of its Affiliates, or shall limit the right of Buyer to amend, terminate or otherwise modify any Employee Benefit Plan maintained by Buyer or any of its Affiliates following the Closing Date.  If (i) a party other than the parties hereto makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any Employee Benefit Plan maintained by Buyer or any of its Affiliates, and (ii) such provision is deemed to be an amendment to such Employee Benefit Plan maintained by Buyer or any of its Affiliates even though not explicitly designated as such in this Agreement, then, solely with respect to the Employee Benefit Plan maintained by Buyer or any of its Affiliates at issue, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto.

(c)

The parties hereto acknowledge and agree that all provisions contained in this Section 7.11 are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Employee who becomes an employee of Buyer, any participant in any Employee Benefit Plan maintained by Buyer or any of its Affiliates, or any dependent or beneficiary thereof, or (ii) to continued employment with Buyer or any of its Affiliates.

7.12

Misdirected Inquiries and Solicitations.  At any time after the Closing, if the Operating Companies or any of their Affiliates receives any inquiries or orders from customers or prospects relating to the Business or, if the Operating Companies or any of their Affiliates receives any solicitations relating to the Business from customers or prospects, the Operating Companies shall promptly refer such inquirer or solicitor to the management of Buyer, and notify Buyer of such inquiry or solicitation, with details to the extent known.

7.13

Employee Benefit Plans.

(a)

On the Closing Date, the Operating Companies’ sponsorship of each Plan that is a medical, disability or welfare benefit plan is set forth in Schedule 7.13(a) of the Disclosure Schedule and will be transferred to Buyer by Holdings or the appropriate Company.  Buyer will continue such Plans set forth in Schedule 7.13(a) of the Disclosure Schedule until such time as Transferred Employees are enrolled in Buyer’s medical, disability and welfare benefit plans.

(b)

Any liability for continuation coverage mandated by the Consolidated Omnibus Budget Reconciliation Action (“COBRA”) arising out of the transfer of sponsorship or the termination of any Plans will be assumed by Buyer.

(c)

Holdings will spin off the 401(k) Component and terminate the same effective as of the Closing Date, as described in Section 7.13(e) hereof.  After the spin-off, Holdings will continue to sponsor the ESOP as described in Section 7.13(d) hereof.

(d)

Holdings shall continue to sponsor the ESOP until such time as all amounts owed to the ESOP Trust under this Agreement have been distributed to participants.  Holdings will “freeze” the ESOP as of the Closing Date.  Holdings will terminate the ESOP as of a date determined by its board of directors.  At the appropriate time as determined by such board, Holdings will file an application with the IRS for a determination letter to the effect that the termination of the ESOP will not affect its tax qualified status.  Until all benefits under the ESOP are distributed, Holdings will take all actions necessary to maintain the ESOP’s qualified status under Code Section 401(a) and the ESOP Trust’s tax exempt status under Section 501(a).  Until all shares of Holdings’ stock held by the ESOP are redeemed, Holdings will take all action necessary to maintain the status of the ESOP as an “employee stock ownership plan” as described in Code Section 4975(e)(7).  Holdings shall timely file or cause to be filed an annual return (IRS Form 5500) for the ESOP for each plan year for which such return is required by applicable law to be filed.

(e)

Prior to the Closing, the board of directors of Holdings shall adopt resolutions that provide for the spin off and termination of the 401(k) Component, effective on the Closing Date.  Upon termination of the 401(k) Component, Holdings shall file or cause to be filed an application with the IRS for a determination letter to the effect that the spin off and termination of the 401(k) Component will not affect its tax-exempt status.  Following receipt of such letter, Holdings shall cause all 401(k) Component assets to be distributed to participants in accordance with the distribution provisions thereof.  Holdings shall timely file or cause to be filed any annual return (IRS Form 5500) for the 401(k) Component for each plan year for which such return is required by law to be filed.

7.14

Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne fifty percent (50%) by Buyer, on the one hand, and fifty percent (50%) by the Operating Companies, on the other hand when due, and the Operating Companies shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Operating Companies shall join in the execution of any such Tax Returns and other documentation.

7.15

Bulk Transfer.  The Buyer and the Operating Companies hereto agree to waive compliance with any bulk transfer law applicable to any of the transactions contemplated hereby.

7.16

Further Assurances.  The parties hereto shall from time to time after the Closing Date execute and deliver such additional instruments and documents, as any party hereto may reasonably request to consummate the Contemplated Transactions.

7.17

ESOP Participant Approval.  Not less than thirty (30) days prior to the Closing Date, the Companies will provide to ESOP participants such written disclosure materials (the “Disclosure Statement”) regarding the Contemplated Transactions as the Companies determine in their discretion, subject to review and comment by Buyer and the ESOP Trustee as provided herein.  The Disclosure Statement will include voting instruction information to the ESOP participants regarding their right to instruct the ESOP Trustee to vote the shares of Holdings allocated to their ESOP accounts as to the approval or disapproval of the sale by the Operating Companies of the Purchased Assets.  Such Disclosure Statement will:

(a)

accurately describe in all material respects the Contemplated Transactions;

(b)

provide information about the Companies, Buyer and the Contemplated Transactions which, taken as a whole, is sufficient to enable the ESOP participants to make an informed decision;

(c)

state the position of the Board of Directors of Holdings with respect to the Contemplated Transactions; and

(d)

describe the preliminary fairness opinion referred to in Section 5.7 hereof.

The Companies shall provide Buyer and the ESOP Trustee with a reasonable opportunity to review and comment on the Disclosure Statement, as well as any amendment thereof or supplement thereto, prior to its finalization, and the Disclosure Statement will not be distributed to the ESOP participants until it is in form and substance reasonably satisfactory to Buyer and the ESOP Trustee.  The Disclosure Statement (as the same may be amended or supplemented from time to time) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they will be made, not misleading.  The ESOP Trustee will prepare a letter of transmittal and a form of voting instruction, in form and substance reasonably satisfactory to Companies and Buyer, to accompany the mailing of the Disclosure Statement to the ESOP participants.  The letter of transmittal will explain the role of the ESOP Trustee in connection with the solicitation of instructions, the process by which confidential voting instructions are to be provided to the ESOP Trustee, the voting instruction process, applicable provisions of the ESOP Trust documents and the consequences of failing to provide instructions.  The letter of transmittal will be silent as to any recommendation that ESOP participants approve or disapprove the sale of the Purchased Assets and Shares to Buyer pursuant to this Agreement. Within ten (10) Business Days following the execution of this Agreement (or within one (1) Business Day of the receipt by the Companies and the ESOP Trustee of Buyer’s approval of the Disclosure Statement, if later, provided that the Disclosure Statement is provided to Buyer and the ESOP Trustee within ten (10) Business Days following the execution of this Agreement), the Companies will arrange for the mailing, by first-class U.S. mail, of the Disclosure Statement and the letter of transmittal to all of the ESOP participants and shall provide Buyer and the ESOP Trustee with a copy of these materials.  The ESOP participants shall have 30 calendar days to return their voting instructions to the ESOP Trustee.  Neither Buyer or the Companies nor any of their officers, directors, Employees, agents or consultants shall interfere or attempt to interfere with or influence or attempt to influence any ESOP participant with respect to his or her decision with respect to voting instructions.  Except to the extent required by applicable law, all individual voting instructions shall remain strictly confidential and shall not be disclosed to any Person.  Unless otherwise required by ERISA, the ESOP Trustee shall vote the shares of Holdings stock held by the ESOP Trust in accordance with and subject to the provisions of this Section 7.17 and the procedures and limitations provided in the ESOP.

7.18

Indemnification; Directors and Officers Insurance.

(a)

From and after the Closing Date, Buyer shall cause Jamestown to indemnify and hold harmless each present and former director and officer (in each case, for acts or failures to act in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date (including any matters arising in connection with the Contemplated Transactions), to the fullest extent permitted by applicable law and the governing documents of Jamestown, except to the extent such Costs were incurred as a result of such Indemnified Party’s gross negligence, willful misconduct or breach of this Agreement

(b)

The Operating Companies shall (i) maintain the existing directors and officers liability insurance policy until such time as all indemnification obligations in favor of Buyer pursuant to ARTICLE IV hereof have expired or, at its election, purchase a three-year tail prepaid insurance policy prior to the Closing Date on terms and conditions no less advantageous to the Indemnified Parties than the existing directors and officers liability insurance maintained by or for the benefit of Jamestown prior to the Closing Date and maintain such policy in full force and effect, for its full term, and continue to honor its obligations thereunder and (ii) cause Buyer to be named as a third party insured with respect to such insurance policy.

(c)

Jamestown shall (i) purchase a three-year tail prepaid insurance policy prior to the Closing Date on terms and conditions no less advantageous to the Indemnified Parties than the existing directors and officers liability insurance maintained by or for the benefit of Jamestown prior to the Closing Date and maintain such policy in full force and effect, for its full term, and continue to honor its obligations thereunder and (ii) cause Buyer to be named as a third party insured with respect to such insurance policy.

(d)

The Operating Companies shall (i) maintain the existing employment practices liability insurance of the Operating Companies or, at its election, purchase a three-year tail prepaid insurance policy prior to the Closing Date on terms and conditions no less advantageous to the Indemnified Parties than the existing employment practices liability insurance maintained by or for the benefit of Operating Companies prior to the Closing Date and maintain such policy in full force and effect, for its full term, and continue to honor its obligations thereunder and (ii) cause Buyer to be named as a third party insured with respect to such insurance policy.

7.19

Non-Disclosure.

(a)

The parties to this Agreement, and any director, officer, manager, member,  partner, employee, agent, consultant, advisor or other representative of such party, including legal counsel, accountants and financial advisors (“Party Representative”), shall hold and keep confidential all confidential information of the other party for a period of three (3) years after the Closing and all trade secrets of the other party for so long as such information is protected as ‘trade secrets’ under applicable law, provided, however, that such restriction on disclosure of confidential information does not apply to information which: (i) is in the public domain through no action on the part of the receiving party; or (ii) was in possession of the receiving party at the time of disclosure by the disclosing party; or (iii) is hereafter received by the receiving party from a third party who the receiving party reasonably and in good faith believes is not subject to any confidentiality or non-disclosure obligations to the disclosing party.

(b)

Failure to mark any of the confidential information or trade secrets as non-public, proprietary or confidential shall not affect its status as confidential information and trade secrets under the terms of this Agreement.

(c)

None of the parties or their respective Party Representatives shall, without the prior written consent of the disclosing party, disclose or use any such confidential information or trade secrets, in whole or in part, except in connection with the Contemplated Transactions.  Unless otherwise required by law, none of the parties shall disclose any confidential information or trade secrets acquired as a result of this Agreement to any Person, other than to its Party Representatives, and such other Persons (such as bankers and lessors) with whom it must communicate to consummate the Contemplated Transactions, all of whom must also agree to keep the confidential information and trade secrets confidential.  If the Closing does not occur, each party will destroy or return to the disclosing party all copies of documents that contain that party’s confidential information or trade secrets. In no event shall the foregoing confidentiality provisions apply to Buyer after the Closing to the extent of confidential information and trade secrets that are a part of the Purchased Assets.

7.20

Tax Returns.  The Companies agree to file all tax returns and pay all Taxes relating to such tax returns set forth on Schedule 7.20 of the Disclosure Schedule.

7.21

Guaranty of Cross Country.  Cross Country, by executing this Agreement, hereby unconditionally and irrevocably guarantees to the Operating Companies the timely payment and performance by Buyer of its obligations under and pursuant to the terms of this Agreement and the terms of the Escrow Agreement.  The guaranty provided hereby is a guaranty of payment and not merely of collection.  If Buyer does not remit any funds when due to the Operating Companies, then upon three (3) business days written notice from the Operating Companies to Cross Country, either directly or through the Buyer or another Affiliate, Cross Country shall  immediately remit to the Operating Companies the amount due.  Cross Country hereby waives (i) any notices (other than a notice of default as described above), (ii) any consents, extensions, indulgences or other action or inaction under or in respect of this Agreement,  (iii) any failure, omission or delay on the part of the Operating Companies to enforce, assert or otherwise exercise against Buyer any right, power or remedy available to the Operating Companies under this Agreement, and (iv) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.   Without limiting the generality of the foregoing, Cross Country consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Cross Country under this guaranty or which, but for the provisions of this sentence, might operate as a discharge of Cross Country. Notwithstanding anything herein to the contrary, Cross Country may assert any defenses to this guaranty that Buyer has or may have.  The obligations of Cross Country hereunder are those of a primary obligor, and not merely as surety, and are independent of the obligations of the Buyer, and a separate action may be brought against Cross Country to enforce this guaranty whether or not the Buyer or any other person or entity is joined as a party.  Cross Country shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this guaranty until all obligations of the Buyer to the Operating Companies and and any amounts payable under this guaranty have been indefeasibly paid and performed in full.

7.22

Buyer’s Pursuit of Financing.  Buyer agrees to use its commercially reasonable efforts to obtain financing for the Contemplated Transactions on commercially reasonable terms and conditions and in an amount sufficient to pay the Closing Date Payment.

7.23

Jamestown Business Plan.  Prior to any contact, Directly or Indirectly, by Buyer with CIMA concerning the Contemplated Transactions and within twenty (20) Business Days from the date of this Agreement, Buyer shall deliver to the Companies and the ESOP Trust a written business plan in reasonable detail and describing any changes to be made in the operation, maintenance, domicile, reserve methods, incorporation or reincorporation or any other aspect of Jamestown on or after the Closing until the end of the Earn-Out Period.  Buyer agrees that such business plan shall be in form and substance reasonably acceptable to the Companies and the ESOP Trust prior to any contact, Directly or Indirectly, by Buyer with CIMA concerning the Contemplated Transactions and that all such Buyer contact with CIMA, whether Direct or Indirect, shall be held in the presence (physical or electronic) of such officers, directors, attorneys or other agents of Jamestown as Jamestown may specify.

7.24

Mutual Cooperation; Information for Reports.

(a)

After the Closing, the Operating Companies and Buyer shall cooperate with each other as reasonably requested between them, at the expense of the requesting party, in the connection with the prosecution or defense of any claims or other matters relating to the Business or the Purchased Assets.  Such cooperation shall include the furnishing of testimony and other evidence as reasonably requested, permitting access to employees during normal business hours, upon reasonable notice and without undue interruption and providing information, if known, as to the whereabouts of former employees.

(b)

At the reasonable request and expense of Holdings or the ESOP Trust, Buyer shall provide to Holdings or the ESOP Trust on a timely basis, in such form as Holdings or the ESOP Trust may reasonably request, such information relating to the Operating Companies and Business for periods ending on or prior to the Closing Date as Holdings or the ESOP Trust may require in order to enable them to prepare financial, Tax and other reports, filings and statements for such periods.

(c)

Holdings shall reimburse Buyer for reasonable out of pocket expenses in connection with information or further cooperation of Buyer furnished pursuant to this Section 7.24, including, but not limited to, in the case of depositions, testimony, court appearances, out-of-town meetings, responses to interrogatories, document discovery efforts and the like pursuant to clause (a) above, the wages of Buyer employees involved in such efforts at an agreed upon daily or hourly rate.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1

Conditions Precedent to Obligations of Buyer.  The obligation of Buyer under this Agreement to consummate the Contemplated Transactions on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Buyer:

(a)

Representations and Warranties Accurate.  The representations and warranties of the Companies and the ESOP Trust contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)

Performance by the Companies and the ESOP Trust.  Each Company and the ESOP Trust shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

(c)

Consents.  All Consents required in connection with the consummation of the Contemplated Transactions and the Closing (including those of landlords, mortgagees,

customers, secured parties or other third parties set forth on Schedule 8.1(c) of the Disclosure Schedule) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon Buyer, its Affiliates or the Business of any condition, restriction or required undertaking; and any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act or similar antitrust regulations of any Governmental Entity shall have expired or been terminated; provided, however, Buyer and Companies shall share the expenses incurred with respect to any consent required by the HSR Act.

(d)

No Legal Prohibition.  No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement, or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the transactions contemplated hereby.

(e)

Certificate.  Buyer shall have received a certificate, dated the Closing Date, signed by each Company to the effect that the conditions set forth in Sections 8.1(a), 8.1(b), and 8.1(c) have been satisfied.

(f)

Opinion of Counsel to the Companies and the ESOP Trustee.  Buyer shall have received an opinion, dated the Closing Date, from McGuireWoods LLP, counsel to the Companies, and Krieg DeVault LLC, counsel to the ESOP Trustee, substantially in the forms annexed hereto as Exhibit J and Exhibit K, respectively; Ogier Group, L.P., Cayman Islands counsel to Jamestown, shall deliver to Buyer an opinion, dated the Closing Date, that is reasonably acceptable to the parties.

(g)

No Material Adverse Change.  No event, loss, damage, condition or state of facts of any kind shall have occurred or shall exist which has a Material Adverse Effect or can reasonably be expected to have a Material Adverse Effect on the Business or Purchased Assets.

(h)

Execution of Employment Agreements.  Buyer and/or one of its Affiliates, on the one hand, and each of Jim Ginter, Anne Anderson and Michael Pretiger, on the other, shall have executed and delivered employment agreements substantially in the forms annexed hereto as Exhibit L hereto.

(i)

Execution of Business Protection Agreements.  The Transferred Employees (other than Mike Pretiger, Anne Anderson, Jim Ginter and Kenneth Shumard) shall have executed and delivered Business Protection Agreements in substantially the forms annexed as Exhibit M hereto.  Kenneth Shumard shall have executed and delivered a Non-Competition Agreement substantially in the form annexed as Exhibit N hereto.

(j)

Buyer Financing.  Buyer shall have received financing for the Contemplated Transactions in an amount and on commercially reasonable terms and conditions satisfactory to Buyer in its sole and absolute discretion.

(k)

Deliveries.  Holdings shall have delivered to Buyer the Shares, and the Operating Companies shall have delivered to Buyer an Assignment and Assumption Agreement, An Assignment of Leases, and Assignment of Company Intellectual Property Rights and a Bill of Sale as to the Purchased Assets, each free and clear of all Encumbrances.

(l)

Certificate of Non-Foreign Status.  Each Operating Company shall deliver to Buyer a certificate of non-foreign status as provided for in Treasury Regulations section 1.1445-2(b)(2).

(m)

Transfer to Buyer.  All Permits and Assumed Contracts shall have been transferred to Buyer.

(n)

Litigation.  There shall have been no pending or threatened litigation, claim, action, suit, inquiry, proceeding or investigation of any kind or nature whatsoever, against or involving or potentially involving Companies or their Business, assets, Properties, officers or directors which, in the sole opinion of Buyer has or could have any Material Adverse Effect on the Business or the consummation of the Contemplated Transactions and/or the enjoyment of the benefits thereof.

(o)

Release of Encumbrances.  All Encumbrances on the Purchased Assets and the Shares shall have been released and the Indebtedness shall have been paid in full.

(p)

Insurance.  The Operating Companies’ insurance provider prior to the Closing, Medical Protective, shall have entered into an agreement with Buyer or one of its Affiliates pursuant to which Medical Protective will provide continued insurance coverage of MDA, its independent contractors, Allied and its Employees and its independent contractors, which insurance coverage shall have the terms and conditions of the arrangement between them and Medical Protective as of the date hereof.

(q)

CIMA Approval.  CIMA and any related governing authority shall have approved the transfer of the Shares to Buyer or one of its Affiliates approved by Holdings.

(r)

Additional Documents, etc.  There shall have been delivered to Buyer the Bill of Sale, Assignment and Assumption Agreement, the Assignment of Company Intellectual Property Rights, the Assignment of Leases, the Escrow Agreement, the forms to be filed after Closing necessary to change the name of each of the Operating Companies in every jurisdiction in which it does business, and each of the other agreements, documents, certificates and other items set forth on Schedule 8.1(r) of the Disclosure Schedule, including the number of paid-time-off and vacation days accrued for all Transferred Employees as of the Closing Date.

(s)

Reaffirmation of Fairness Opinion.  There shall have been delivered to Buyer a copy of the opinion of the financial advisor to the ESOP Trustee, addressed to the ESOP Trustee and for its sole benefit, as of the Closing Date to the effect that the Contemplated Transactions are fair to the ESOP from a financial point of view and that the consideration to be received by the ESOP Trust in the Contemplated Transactions for the Purchased Assets is “adequate consideration”, as defined in Section 3(18)(B) of ERISA.

(t)

ESOP Trustee Reaffirmation of Conclusion.  The ESOP Trustee shall have delivered a letter to Buyer reaffirming its conclusions set forth in Section 5.6.

(u)

ESOP Trustee Authorization.  Buyer shall have received a copy of the resolutions duly adopted by the board of directors or fiduciary committee of the ESOP Trustee authorizing the execution, delivery and performance by the ESOP Trustee of this Agreement, certified by a duly authorized officer of the ESOP Trustee.

(v)

Shumard Employment.  The employment agreement between the Company and Kenneth Shumard existing prior to the Closing shall have been modified as set forth on Exhibit O hereto and assigned to Buyer.

(w)

ESOP Participant Votes.  There shall have been delivered to Buyer a copy of the aggregate ESOP participant votes to approve the Contemplated Transactions as set forth in Section 7.17 hereof.

8.2

Conditions Precedent to Obligations of Operating Companies and ESOP Trust.  The obligations of the Operating Companies and ESOP Trust under this Agreement to consummate the Contemplated Transactions on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Operating Companies and ESOP Trust.

(a)

Representations and Warranties Accurate.  The representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)

Performance by Buyer.  Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

(c)

No Legal Prohibition.  No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the transactions contemplated hereby.

(d)

Certificate.  The Companies and the ESOP Trust shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by an officer of Buyer, to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied.

(e)

Reaffirmation of Fairness Opinion.  There shall have been delivered to the Companies and the ESOP Trust a copy of the opinion of the financial advisor to the ESOP Trustee, addressed to the ESOP Trustee and for its sole benefit, as of immediately prior to the

Closing that the Contemplated Transactions are fair to the ESOP from a financial point of view and that the transaction consideration is “adequate consideration”, as defined in Section 3(18)(B) of ERISA for the Purchased Assets.

(f)

Jamestown Business Plan; CIMA Approval.  Buyer shall have delivered the Jamestown business plan described in Section 7.23 hereof regarding any changes as to Jamestown (beyond any election under section 953 of the Code) to the Companies and the ESOP Trust, which shall be in form and substance acceptable to the Companies and the ESOP Trust. CIMA and any related governing authority shall have approved such business plan, the transfer of the Shares to Buyer or one of its Affiliates (approved by Holdings), the reduction of capital of Jamestown to a level of 20% of current year premiums, and a distribution by Jamestown to Holdings prior to Closing of all Excess Cash above such required capital level.

(g)

Additional Documents, etc.  There shall have been delivered to the Companies the Assignment and Assumption Agreement, Bill of Sale, the Escrow Agreement and each of the other agreements, documents and other items set forth on Schedule 8.2(g) of the Disclosure Schedule to be delivered to the Companies.

(h)

Shareholder Approval.  The Contemplated Transactions shall have been approved by the ESOP Trust, as the sole shareholder of Holdings.

ARTICLE IX
INDEMNIFICATION

9.1

Survival of Representations and Warranties.  All representations and warranties contained in ARTICLE IV and ARTICLE V shall survive the Closing and shall remain in full force and effect until and including the 549th consecutive day immediately following the Closing Date (the “Final Claims Date”); provided, however, that (i) the representations and warranties contained in Section 4.8 (Taxes) shall remain in full force and effect until and including the 1096th consecutive day immediately following the date on which the Companies file the last of the tax returns as certified by an officer or agent of Holdings (the “Tax Survival Date) listed on Schedule 7.20 of the Disclosure Schedule, and (ii) the representations and warranties contained in Sections 4.3(b) (Securities and Ownership; Subsidiaries) and the last sentence of 4.9(a) (Assets) shall remain in full force and effect indefinitely. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate in accordance with the immediately preceding sentence will continue to survive with respect to any Claim if Buyer notifies Holdings of a claim specifying the factual basis of the Claim in reasonable detail to the extent then known by Buyer prior to the applicable expiration date, until the Claim has been satisfied or otherwise resolved.

9.2

Indemnification by the Operating Companies.  From and after the Closing, the Operating Companies, jointly and severally, shall indemnify and hold Buyer and its directors, officers, employees, shareholders, members, partners, agents, Affiliates, successors and assigns (collectively “Buyer Claimants” and individually “Buyer Claimant”) harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever including, without limitation, reasonable attorneys’ fees and expenses (and costs and reasonable attorneys’ fees in respect of any suit to enforce this provision) (collectively, “Claims”) asserted against, imposed upon or incurred by Buyer Claimants resulting from or arising out of (i) any alleged inaccuracy or breach of any representation or warranty of the ESOP Trust or Company contained in this Agreement or Operative Document to which it is a party, or any claim by a third party which, if true, would constitute such inaccuracy or breach; (ii) any breach of any covenant or obligation of any Company or the ESOP Trust  contained in this Agreement or any Operative Document; and (iii) any liability of or relating to the ESOP Trust or the Companies other than Assumed Liabilities.  Notwithstanding anything contained herein to the contrary, but subject to the last sentence of this Section 9.2: (A) No Company shall be required to indemnify a Buyer Claimant under clause (i) of this Section 9.2 unless the aggregate cumulative sum of all Claims for which indemnity would otherwise be due under clause (i) of this Section 9.2 exceeds $1,500,000 (the Deductible”), and then only for the amount by which the aggregate cumulative sum of all Claims exceeds $1,500,000, (B) the Companies’ aggregate maximum liability for any and all Claims by Buyer in connection with the Contemplated Transactions, including indemnification under this Section 9.2, shall not exceed the Escrow Amount available at any time under the Escrow Agreement.  The Escrow Amount shall be released as and to the extent provided in the Escrow Agreement.  The limitations set forth in foregoing clauses (A) and (B) shall not apply to Claims arising from any inaccuracy or breach of the representations or warranties contained in Section 4.3(b) and the last sentence of Section 4.9(a).  The Buyer Claimants shall not be entitled to count against the Deductible or seek indemnification for Claims to the extent that the items giving rise to such Claims were used in calculating the Earn-Out Payments pursuant to Sections 3.2 and 3.3 above and, to the extent that any items or amounts have been applied against the Deductible or subject to a Claim for indemnification by the Buyer Claimants (whether or not the Buyer Claimants have prevailed on such application against the Deductible or Claim for indemnification), such amounts may not be used in calculating the Earn-Out Payments, it being the intent of the parties that Buyer shall have the right to elect one remedy only (indemnity or an Earn-Out Payment adjustment) with respect to any such item or amount.

9.3

Indemnification by Buyer.  Buyer shall indemnify and hold the ESOP Trust and each Company and its respective directors, officers, employees, shareholders, members, partners, agents, Affiliates, successors and assigns (collectively “Seller Claimants” and individually “Seller Claimant”) harmless from and defend each of them from and against any and all Claims asserted against, imposed upon or incurred by the Seller Claimants resulting from or arising out of (i) any alleged inaccuracy or breach of any representation or warranty of Buyer contained in this Agreement or any Operative Document, or any claim by a third party which, if true, would constitute such inaccuracy or breach; (ii) any breach of any covenant or obligation of Buyer contained in this Agreement or any Operative Document; (iii) any Assumed Liability; (iv) the operation of the Business or ownership of the Purchased Assets on or after the Closing Date; and/or (v) a 953(d) tax election by Buyer after the Closing Date regarding Jamestown that negatively impacts Holdings tax liabilities incurred prior to the Closing Date.  Notwithstanding anything contained herein to the contrary; (A) Buyer shall not be required to indemnify a Seller Claimant under clause (i) of the first sentence of this Section 9.3 unless the aggregate cumulative sum of all Claims for which indemnity would otherwise be due under clause (i) of the first sentence of this Section 9.3 exceeds $1,500,000, and then only for the amount by which the aggregate cumulative sum of all Claims exceeds $1,500,000, and (B) in addition, Buyer’s aggregate maximum liability for indemnification under clause (i) of the first sentence of this Section 9.3 shall not exceed the Escrow Amount available at any time under the Escrow Agreement.

9.4

Terms and Conditions of Indemnification.  The respective obligations and liabilities of the Operating Companies and Buyer to indemnify pursuant to this ARTICLE IX shall be subject to the following terms and conditions:

(a)

The party seeking indemnification (the “Claimant”) must give the other party or parties, as the case may be (the “Indemnitor”), prompt written notice of any such Claim.  The Claimant’s failure to give prompt notice, however, shall not serve to eliminate or limit the Claimant’s right to indemnification hereunder except to the extent such failure materially prejudices the rights of the Indemnitor.

(b)

The respective obligations and liabilities of the Companies and Buyer to indemnify pursuant to this ARTICLE IX in respect of any Claim by a third party shall be subject to the following additional terms and conditions:

(i)

The Indemnitor shall have the right to undertake, by counsel or other representatives of its own choosing reasonably satisfactory to Claimant, the defense, compromise, and settlement of such Claim.

(ii)

In the event that the Indemnitor shall elect not to undertake such defense, or within ten (10) days after notice of any such Claim from the Claimant shall fail to defend, the Claimant shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnitor.

(iii)

Notwithstanding anything in this Section 9.4 to the contrary, (A) if there is a reasonable probability that a Claim may materially and adversely affect the Claimant other than as a result of money damages or other money payments, the Claimant shall have the right, to participate in the defense, compromise or settlement of the Claim, (B) the Indemnitor shall not, without the Claimant’s written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claiming party or the plaintiff to the Claimant of a release from all liability in respect of such Claim, and (C) in the event that the Indemnitor undertakes defense of any Claim, the Claimant by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such Claim and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such Claim, subject to the execution and delivery of a mutually satisfactory joint defense agreement.

(c)

If a Claimant incurs a tax liability as a result of the receipt of an indemnification payment under this ARTICLE IX, the Indemnitor shall indemnify the Claimant for that tax liability and for any tax liability incurred by the Claimant with respect to a payment pursuant to this sentence.

(d)

Any payment made in respect of indemnification under this ARTICLE IX shall be treated for all purposes, and shall constitute, an adjustment to the Purchase Price.

(e)

BUYER AND COMPANIES AGREE THAT UNDER NO CIRCUMSTANCES SHALL ANY PARTY TO THIS AGREEMENT, OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE RESPONSIBLE (AS A RESULT OF INDEMNITY CLAIM OR OTHERWISE) FOR ANY PUNITIVE CLAIMS OR DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OPERATIVE DOCUMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES EXCEPT TO THE EXTENT THE INDEMNIFIED PARTY IS LIABLE FOR SUCH DAMAGES TO ANY THIRD PARTY (EXCLUDING ANY AFFILIATE OF A PARTY TO THIS AGREEMENT).

(f)

Third Party Contribution.  The amount of any and all Claims for which indemnification is provided pursuant to this Agreement shall be reduced by any amounts actually received by the Claimant under insurance policies in effect relating to such Claims. In the event that any claim for indemnification asserted under this Agreement is, or may be, the subject of insurance coverage of Buyer or any Company or other right to indemnification or contribution from any third party (a “Third Party Contributor”), each of the Claimant and Indemnitor shall promptly notify the applicable insurance carrier of such claim and shall also promptly notify any potential Third Party Contributor.  Claimant and Indemnitor shall pursue, at the sole cost and expense of the Indemnitor, such claims diligently and shall reasonably cooperate, at the sole cost and expense of the Indemnitor, with each such insurance carrier and Third Party Contributor.

(g)

Tax Benefits/Costs.  The amount of any and all Claims for which indemnification is provided pursuant to this Agreement shall be (i) increased to take account of any net Tax cost incurred by the Claimant arising from the receipt of indemnity payments hereunder, and (ii) reduced to take account of any net Tax benefit actually realized by the Claimant arising from the incurrence or payment of any such Claims; provided, however, that any net Tax cost incurred and any net Tax benefit realized shall be attributable to those Claims taken into account on a Tax return for a year not later than the year in which the indemnity payment is made. In computing the amount of any such Tax cost or Tax benefit, the Claimant shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any and all Claims.

(h)

Claim Against Escrow.  Except as otherwise specifically provided in the last sentence of Section 9.2(a) as to Claims against the Operating Companies arising from any inaccuracy or breach of the representations or warranties contained in Section 4.3(b) and the last sentence of Section 4.9(a), and except for Claims under Sections 2.9, 3.1(e), 3.4 and 7.24, any Claims to which Buyer may be entitled to indemnification under or in connection with this Agreement shall be satisfied solely and exclusively out of the Escrow Amount available under the Escrow Agreement and Buyer hereby waives any right to recoup such Claims from any Company or the ESOP Trust.

(i)

Exclusive Remedy.  Upon and after the Closing, the provisions of ARTICLE IX of this Agreement represent the sole and exclusive remedy available to any party to this Agreement for any breach, misstatement or omission by any other party relating to any representation or warranty contained herein or a certificate delivered hereunder or for any breach by any other party of any covenant or agreement required to be performed contained herein or under a certificate delivered hereunder and with respect to any claim for indemnification or Claims against any other party hereto and, except with respect to Claims as a result of fraud (which are expressly not waived), each party hereby unconditionally waives any other rights that it may have at law or in equity for any misstatement or omission by any other party from any representation or warranty contained herein or a certificate delivered hereunder or for any breach by any other party of any covenant or agreement required to be performed prior to the Closing contained herein or under a certificate delivered hereunder.  For purposes of this Agreement, “fraud” shall be defined in accordance with the laws of the State of New York.

9.5

Qualifications.  Notwithstanding anything to the contrary in this Agreement, for purposes of the indemnification provisions in this ARTICLE IX, the determination of (i) whether any representation warranty or covenant has been breached and (ii) the amount of any damages shall be made without giving effect to any “Material Adverse Effect” qualification or any materiality or similar qualification contained in the representations, warranties, covenants or agreements herein.  Solely with respect to Claims arising as a result of a breach of the representations and warranties set forth in Section 4.14(d), Buyer’s remedies shall be limited to actual out-of-pocket damages.

ARTICLE X
TAX MATTERS

10.1

Tax Payments.

(a)

The Operating Companies shall pay all Taxes payable with respect to the operation of the Companies for all periods ending on or prior to the Closing Date or the portion of a period up to the Closing Date that includes (but does not end on) the Closing Date, including all Taxes (i) imposed on or payable by the Companies with respect to any taxable period or portion thereof that ends on or before the Closing Date, (ii) imposed on or payable by the Companies under Treasury Regulation 1.1502-6 (or any similar state, local or foreign law) by reason of the Companies having been included in any consolidated, affiliated, consolidated or unitary group, and (iii) relating to any payments required to be made after the Closing Date under any Tax indemnity, Tax sharing or Tax allocation agreement (whether or not in writing) entered into prior to the Closing Date.

(b)

To the extent not otherwise provided for under applicable law, Taxes attributable to the taxable year or period of the Companies beginning on or before and ending after the Closing Date, shall be apportioned to the period ending on the Closing Date and to the period beginning on the day after the Closing Date by means of a closing of the books and records of such Companies as of the close of business on the Closing Date.  To the extent not susceptible to such allocation, then Taxes shall be apportioned on the basis of elapsed days unless such Tax is transaction-based, in which case such Tax shall be apportioned to the period in which the related transaction occurred/occurs.

(c)

Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Jamestown for all periods ending on or prior to the Closing Date which are filed after the Closing Date.  A reasonable time before any such Tax Return is due to be filed, Buyer shall provide a draft to Holdings.  If Holdings disagrees with any item on the return, Buyer and Holdings shall confer and seek to reach agreement, and, if they cannot agree, the matter shall be referred to an Independent Auditor, and the decision of the Independent Auditor shall be final and binding on Buyer and Holdings.  The cost of the Independent Auditor shall be paid by the party whose aggregate estimate of the disputed amount or amounts, as the case may be, differs most greatly from the determination of the Independent Auditor.

(d)

Buyer and Holdings shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request and at the expense of the requesting party) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Buyer and Holdings agree (A) to retain all books and records with respect to Tax matters pertinent to Holdings relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Holdings, any extensions thereof) of the respective taxable periods, and to abide by all reasonable record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests.  Jamestown shall allow Holdings to take possession of such books and records.  Buyer and Holdings further agree, upon request, to use Reasonable Efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(e)

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid 50% by the Operating Companies and 50% by Buyer when due, and Buyer shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

10.2

Audits.

(a)

Except as otherwise provided in this ARTICLE X, with respect to any issue that may affect the Tax liabilities of any Company for taxable periods ending on or prior to the Closing Date, each of Buyer and the Operating Companies shall promptly notify the other in writing within ten (10) Business Days from its receipt of notice of (i) any pending Tax audits or assessments of any Company, and (ii) any pending Tax audits or assessments of any Company or the ESOP Trust relating to any Company.

(b)

The Operating Companies shall have the right to represent the interests of any Company in any Tax audit or administrative or court proceeding to the extent relating to Taxes pertaining to periods preceding the Closing Date, and to employ counsel (reasonably satisfactory to Buyer) of their choice at the expense of the Operating Companies, provided that the Operating Companies shall (i) provide Buyer with all notices from, and correspondences with, any taxing authority, keep Buyer informed and consult with Buyer with respect to any issue relating to such audit or proceeding and permit Buyer to participate therein, and (ii) take no action that may have an adverse effect on the Tax liability of Buyer pertaining to periods following the Closing Date without the prior written consent of Buyer (which shall not be unreasonably withheld or delayed.  Notwithstanding the preceding sentence, Buyer shall have the right to represent the interests of any Company in any Tax audit or administrative or court proceeding for which the Operating Companies fail or elect not to represent the interests of such Company, and to employ counsel of their choice at the Operating Companies’ expense.  Buyer and the Operating Companies shall cooperate, and Buyer shall cause the Companies to cooperate with the Operating Companies with respect to any Tax audit or administrative or court proceeding relating to Taxes referred to in the first sentence of this Section 10.2(b); provided that the party requesting said assistance shall pay any reasonable out-of-pocket costs and expenses incurred by the party providing such assistance.

ARTICLE XI
MISCELLANEOUS

11.1

Termination.  This Agreement may be terminated, and the transactions contemplated herein may be abandoned:

(a)

any time before the Closing, by mutual written agreement of the Operating Companies and Buyer;

(b)

any time before the Closing, by Holdings, on the one hand, and Buyer, on the other hand, (i) in the event of a material breach hereof by any non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification to the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(c)

any time after October 17, 2008 by Holdings, on the one hand, and Buyer, on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

11.2

Effect of Termination.  If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party (or any of their respective officers, directors, employees, partners, agents or other representatives or Affiliates), except as provided in the next succeeding sentence with respect to liability of the Companies, and except that the provisions with respect to expenses in Section 11.3 and public and private announcements in Section 11.14 will continue to apply following any such termination.  Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 11.1(b) or Section 11.1(c), the Companies will remain liable to Buyer for any breach of this Agreement by any

Company existing at the time of such termination, and Buyer will remain liable to the Companies for any breach of this Agreement by Buyer existing at the time of such termination, and the Companies, on the one hand, or Buyer, on the other hand, may seek such remedies, including damages and reasonable fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

11.3

Expenses.  Each party hereto shall each pay its own legal, accounting, due diligence and finders expenses incurred in connection with this Agreement and the Contemplated Transactions hereby and the Companies shall pay all such expenses of the Companies.  Buyer and the Operating Companies will share the expenses incurred with respect to any consent required by the HSR Act.

11.4

Amendment.  This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by Buyer, Holdings and the ESOP Trustee.

11.5

Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto and the instruments and other documents delivered pursuant to this Agreement, contain the entire agreement of the parties relating to the subject matter hereof, and supersede all prior agreements, understandings, representations, warranties and covenants of any kind between the parties.  All others are specifically waived.

11.6

Waivers.  Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.  No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

11.7

Notices.  All notices and other communications hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or otherwise), (ii) when sent by telecopy, or (iii) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this Subsection:

If to the Companies:
Medical Doctor Associates
145 Technology Parkway, N.W.
Norcross, Georgia 30092
Attention:  Michael Pretiger

with a copy to:

McGuire Woods LLP

1170 Peachtree Street, N.E.

Atlanta, Georgia 30309

Telephone:  (404) 443-5713

Facsimile:   (404) 443-5768

Attention:  W. Dennis Summers, Esq.

If to the ESOP Trust :

First Bankers Trust Services, Inc.

2321 Kochs Lane

Quincy, IL  62305

Telephone : (217) 228-8060

Attn: Brian A. Ippensen, President

With a copy to :

Krieg DeVault LLP
One Indiana Square
Suite 2800
Indianapolis IN 46204-2079

Telephone: 317-238-6218
Telecopier: 317-636-1507

Attn:  Stephen D. Smith, Esq.

If to Buyer:

StoneCo H, Inc.
c/o Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd. N.W.
Boca Raton, Florida 33487
Telephone: (800) 440-5790
Telecopier: (800) 565-9774
Attention:  Susan E. Ball, Esq., General Counsel

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone:  (212) 969-3330
Telecopier:  (212) 969-2900
Attention:  Stephen W. Rubin, Esq.

11.8

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.  The exchange of copies and signature pages of this Agreement and any amendments thereto by facsimile or Portable Document Format (PDF) transmission (with evidence of confirmed receipt) shall constitute effective execution and delivery of this Agreement and any amendment thereto as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or Portable Document Format (PDF) shall be deemed to be their original signatures for all purposes.

11.9

Governing Law.  Except to the extent preempted by ERISA, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-14-1 of the New York General Obligation Law, applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.  Each of the parties hereto hereby irrevocably waives personal service of process and consents to service of process by certified or registered mail, return receipt requested addressed to such party at its address set forth in Section 11.7.  Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia state court sitting in Atlanta, Georgia for the purposes of all legal proceedings arising out of or relating to this Agreement or the Contemplated Transactions.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum.  Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.  Each Company and the ESOP Trust agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Unless prohibited by applicable law or the court referred to in the third sentence of this Section 11.9, the non-prevailing party in any legal proceedings relating to this Agreement or the Contemplated Transactions shall reimburse the prevailing party for all costs and expenses (including legal fees) incurred by the prevailing party with respect to such legal proceedings.

11.10

Binding Effect; Third Party Beneficiaries; Assignment.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and permitted assigns.  Except as expressly set forth herein, nothing expressed or referred to in this Agreement is intended or shall by construed to give any Person other than the parties to this Agreement, or their respective legal representatives, successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  None of the parties may assign either this Agreement nor any of its rights hereunder, other than any right to payment of a liquidated sum, nor delegate any of its obligations hereunder, without the prior written consent of the other parties, except that Buyer may assign its rights under this Agreement to any Affiliate or to any Person providing financing for the transaction contemplated hereby.

11.11

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and any such provision, to the extent invalid or unenforceable, shall be replaced by a valid and enforceable provision which comes closest to the intention of the parties underlying such invalid or unenforceable provision.

11.12

Headings; Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not modify define, limit, expand or otherwise affect in any way the meaning or interpretation of this Agreement.  The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.  In this Agreement, unless a contrary intention appears, (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and to any certificates delivered pursuant hereto; (ii) reference to any Article or Section means such Article or Section hereof; and (iii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

11.13

No Agency.  No party hereto shall be deemed hereunder to be an agent of, or partner or joint venturer with, any other party hereto.

11.14

Public and Private Announcements.  Prior to Closing, neither Buyer nor any Company will issue or cause the publication of any press release or otherwise make any public and/or private statement with respect to the transactions contemplated hereby without the prior written consent of the parties hereto, provided, that any party hereto may make a public and/or private announcement to the extent required by law, judicial process or the rules, regulations or interpretations of the Securities and Exchange Commission or any national securities exchange.

11.15

Knowledge.  For the purposes of this Agreement, the terms “knowledge of Operating Companies” or “knowledge of the Companies” words of like import mean the knowledge after reasonable investigation of any of Kenneth Shumard, Jim Ginter, Anne Anderson and Michael Pretiger obtained in his or her capacity as an officer, director, of the Companies.

11.16

Accounting Terms.  Any accounting terms used in this Agreement shall, unless otherwise defined in this Agreement, have the meaning ascribed thereto by GAAP.

11.17

Representation of any Company Post-Closing.  Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that McGuireWoods LLP may serve as counsel to each and any of the Companies and their respective Affiliates (individually and collectively, “Shareholder Group”) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and that, following consummation of the Contemplated Transactions, McGuireWoods LLP (or any successor) may serve as counsel to any member of the Shareholder Group or any director, member, partner, officer, employee or Affiliate of Shareholder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Contemplated Transactions notwithstanding such representation, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STONECO H, INC.

By:  /s/  Victor Kalafa______________________

Name:  Victor Kalafa

Title:  Executive Vice President

MDA HOLDINGS, INC.

By:  _/s/  Kenneth Shumard__________________

Name:  Kenneth Shumard

Title: Chairman

MEDICAL DOCTOR ASSOCIATES, INC.

By:___/s/  James E. Ginter___________________

Name:  James E. Ginter

Title:  President

ALLIED HEALTH GROUP, INC.

By:__/s/  James E. Ginter_____________________

Name:  James E. Ginter

Title:  President

CREDENT VERIFICATION AND LICENSING SERVICES, INC.

By:_/s/  Anne B. Anderson___________________

Name:  Anne B. Anderson

Title:  President

JAMESTOWN INDEMNITY, LTD.

By:  ___/s/  Anne B. Anderson_________________

Name:  Anne B. Anderson

Title:  President

FIRST BANKERS TRUST SERVICES, INC., not in its individual or corporate capacity but solely as its capacity as ESOP Trustee

By:  __/s/  Brian Ippensen____________________

Name:  Brian Ippensen

Title:

CROSS COUNTRY HEALTHCARE, INC.,

solely with respect to Section 7.21 hereof

By:___/s/  Joseph A. Boshart __________________

Name:  Joseph A. Boshart

Title:  President and Chief Executive Officer

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS 1
ARTICLE II SALE AND PURCHASE; CLOSING 11
2.1 Purchase of Assets 11
2.2 Excluded Assets 13
2.3 Assumed Liabilities 14
2.4 Excluded Liabilities 14
2.5 Contract Consents 16
2.6 Purchase of Shares 16
2.7 Consideration 16
2.8 Escrow Amount 16
2.9 Purchase Price Adjustment Escrow Amount 17
2.10 The Closing 17
2.11 Allocation of Purchase Price 17
ARTICLE III PURCHASE PRICE ADJUSTMENTS 18
3.1 Net Operating Working Capital Adjustments. 18
3.2 Earn-Out Payments 19
3.3 Calculation of Earn-Out Payments 19
3.4 Reconciliation of Excess Cash. 21
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANIES 22
4.1 Organization and Qualification 22
4.2 Authority; No Breach. 22
4.3 Securities and Ownership; Subsidiaries. 23
4.4 Financial Statements 24
4.5 Interests of Related Persons 25
4.6 Absence of Undisclosed Liabilities 25
4.7 Absence of Certain Changes or Events 25
4.8 Taxes. 27
4.9 Assets. 29
4.10 Intellectual Property. 30
4.11 Accounts Receivable 33
4.12 Contracts and Commitments 33
4.13 Customers, Subcontractors and Suppliers. 35
4.14 Insurance. 36
4.15 Litigation, etc 37
4.16 Compliance with Law; Necessary Authorizations; Securities Matters. 38
4.17 Environmental Matters. 38
4.18 Labor Matters 39
4.19 Employee Benefit Plans. 39
4.20 Employees. 42
4.21 Business Generally 42
4.22 Questionable Payments 42
4.23 Finders 42

4.24 Bank Accounts 43
4.25 Jamestown 43
4.26 Disclosure 43
4.27 Treasury Forms 44
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ESOP TRUST 44
5.1 Organization 44
5.2 Authority Relative to this Agreement; No Violation 44
5.3 Conflicts, etc 45
5.4 Title 45
5.5 Investigations; Litigation 45
5.6 Legal Counsel; Independent Financial Advisor 45
5.7 Opinion of Financial Advisor 46
5.8 No Brokers 46
5.9 Excise Taxes 46
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER 46
6.1 Organization and Qualification 46
6.2 Authority; No Breach. 47
6.3 Certain Proceedings 47
6.4 Finders 47
6.5 Buyer's Investigation. 47
6.6 Litigation and Actions Pending 48
6.7 Compliance with Laws 48
6.8 Net Worth 48
ARTICLE VII COVENANTS 48
7.1 Conduct of the Business. 48
7.2 Company Records 50
7.3 Filings and Authorizations 50
7.4 Discussions with Others 50
7.5 Insurance 50
7.6 Cash Collections 50
7.7 Updating Schedules 51
7.8 Use of Names of the Companies 51
7.9 Discharge of Excluded Liabilities 51
7.10 Payroll Reporting and Withholding 51
7.11 Employment. 52
7.12 Misdirected Inquiries and Solicitations 53
7.13 Employee Benefit Plans. 53
7.14 Transfer Taxes 54
7.15 Bulk Transfer 54
7.16 Further Assurances 54
7.17 ESOP Participant Approval 54
7.18 Indemnification; Directors and Officers Insurance. 55
7.19 Non-Disclosure. 56
7.20 Tax Returns 57
7.21 Guaranty of Cross Country 57
7.22 Buyer’s Pursuit of Financing 57

7.23 Jamestown Business Plan 57
7.24 Mutual Cooperation; Information for Reports. 58
ARTICLE VIII CONDITIONS TO CLOSING 58
8.1 Conditions Precedent to Obligations of Buyer 58
8.2 Conditions Precedent to Obligations of Operating Companies
and ESOP Trust 61
ARTICLE IX INDEMNIFICATION 62
9.1 Survival of Representations and Warranties 62
9.2 Indemnification by the Operating Companies 62
9.3 Indemnification by Buyer 63
9.4 Terms and Conditions of Indemnification 64
9.5 Qualifications 66
ARTICLE X TAX MATTERS 66
10.1 Tax Payments. 66
10.2 Audits. 67
ARTICLE XI MISCELLANEOUS 68
11.1 Termination 68
11.2 Effect of Termination 68
11.3 Expenses 69
11.4 Amendment 69
11.5 Entire Agreement 69
11.6 Waivers 69
11.7 Notices 69
11.8 Counterparts 71
11.9 Governing Law 71
11.10 Binding Effect; Third Party Beneficiaries; Assignment 71
11.11 Severability 72
11.12 Headings; Interpretation 72
11.13 No Agency 72
11.14 Public and Private Announcements 72
11.15 Knowledge 72
11.16 Accounting Terms 72
11.17 Representation of any Company Post-Closing 72

EXHIBITS
Exhibit A Adjusted EBITDA
Exhibit B Assignment and Assumption Agreement
Exhibit C Assignment of Company Intellectual Property Rights
Exhibit D Assignment of Leases
Exhibit E Bill of Sale
Exhibit F Disclosure Schedule
Exhibit G Net Operating Working Capital
Exhibit H Escrow Agreement
Exhibit I Fairness Opinion
Exhibit J Opinion of Counsel for the Companies
Exhibit K Opinion of Counsel for the ESOP Trustee
Exhibit L Employment Agreements
Exhibit M Business Protection Agreements – Transferred Employees
Exhibit N Shumard Non-Competition Agreements
Exhibit O Shumard Employment Agreement